Exhibit 10.26(i)
TRUST DEED
Drawn up and signed in Tel-Aviv on November 21, 2006

Between	TopSpin Medical, Inc.
Of 2, Yodfat, Global Park, Lod
Tel. 08-9200033
Fax 08-9281233
(Hereinafter: the Company),

As the one party,

A n d
Hermetic Trust (1975) Ltd.
of 113, Hayarkon St., Tel-Aviv
Tel. 03-5274867
Fax 03-5271736
(hereinafter: the Trustee)

As the other party

WHEREAS	The board of the Company decided on November 21, 2006 to raise capital in return, among other things, for the issue of securities (Series A), according to the provisions of this trust deed (the private placement);

WHEREAS	In the course of the said issue the Company shall issue (A) a series of bonds (Series A) as indicated in clause 2 of this Trust Deed and (B) a series of up to 25,000,000 registered warrants (Series 2), unlisted, for the purchase of 25,000,000 ordinary shares of US$0.001 par value each in the Company, so that any holder of a bond (Series A) who buys from the Company two bonds (Series A) shall be entitled to obtain free of charge from the Company one (1) warrant (Series 2) for every two bonds (Series A) held, each warrant Series 2) entitling the holder to purchase one (1) ordinary share of US$0.001 par value each in the Company, on the terms indicated in the warrant (Series 2) (“Warrants (Series 2)”, the wording of which is enclosed with this trust deed. It is stipulated for the sake of clarity that the right to obtain warrants (Series 2) as noted above applies strictly to bonds (Series A) to be allocated in the private placement rather than bonds (Series A) to be allocated in future, if at all;

WHEREAS	The Trustee is a company limited by shares and registered in Israel, incorporated in Israel pursuant to the Companies Ordinance with the main object of dealing in trusteeships;

WHEREAS	The Trustee has declared that there is no impediment under the Securities Law, 1968 or pursuant to any other law, to its entering into commitment with the Company under this Trust Deed and that the Trustee meets the requirements and qualifications stated in the Securities Law, 1968 for serving as trustee for the issue of the securities (Series A) concerned in this Deed.

WHEREAS	The Company has approached the Trustee with a request to serve as trustee for the issue of the securities (Series A) and the Trustee has accepted this request, everything pursuant to and in accordance with the provisions of this trust deed.

WHEREAS	The Company declares that there is no legal or contractual impediment to performing the private placement of bonds (Series A) and/or to its engaging the Trustee under this Trust Deed, except obtaining the approval by the Tel-Aviv Stock Exchange Ltd., which has not been received yet as of the date of signing this Trust Deed.

ON THESE GROUNDS THE PARTIES HAVE AGREED, DECLARED AND PROVIDED AS FOLLOWS:
1. Preamble, Interpretation, Definitions
1.1	The Preamble to this Trust Deed and the appendices hereto constitute an integral part hereof.

1.2	The subdivision of this Trust Deed into articles and the placement of headings on them are intended strictly for convenience and orientation, and they shall not be used for any interpretation.

1.3	Everything contained in this Deed in the plural shall also comprise the singular and vice versa, and any terms contained herein in the masculine gender shall also comprise the feminine and vice versa; any reference to a person shall also include a corporation, everything unless the context contains an express or implied provision to the contrary, unless the content or context of the matter requires otherwise.

1.4	The following definitions shall apply in this Trust Deed and the bonds (Series A), unless the content or context of the matter requires a different interpretation:

“This deed” or “The trust deed”:	This Trust Deed, including the appendices enclosed herewith and constituting an integral part hereof ;

“The Prospectus”	The prospectus of the Company, to be published, if at all, for the listing of the bonds (Series A) for trading;

“The bonds”, or “the bonds (Series A)”	Bonds (Series A) of the Company, registered, whose provisions are indicated in this Deed, to be issued from time to time at the sole discretion of the Company;

“The Trustee” -	Hermetic Trusteeship (1975) Ltd. and/or any person serving from time to time as the trustee of the holders of bonds (Series A) under this Deed;

“Register” -	The Register of Bond (Series A) Holders as defined in art. 24 of this Deed;

“Bond (Series A) Holders” -	The persons whose names are registered at the respective time in the Register of Bond Holders (Series A), and in the case of any number of joint holders, the first joint holder listed in the Register;

“Bond (Series A) Certificate -	A bond (Series A) certificate worded as indicated in the First Supplement to this Deed;

“The Law” or “The Securities Law”-	The Israeli Securities Law, 1968, and the corresponding Regulations as valid from time to time;

“Principal” -	The nominal value of the bonds (Series A) in circulation;

“Business Day” -	A day on which most banks in Israel are open for transactions;

“The Stock Exchange” -	The Tel-Aviv Stock Exchange Ltd.

“Commerce Day” -	A day on which transactions are taking place at the stock exchange

“Consumer Price Index” -	The price index known as the Consumer Price Index, including vegetables and fruits, as published by the Central Bureau of Statistics and Economic Research in Israel, including the said index even if published by another official entity or organization, and also including any other official index superseding it, regardless of whether or not based on the same data as the current index. If superseded by another index published by such entity or organization and the said entity or organization has not determined the ratio between the new and the old index, the said ratio shall be determined by the Central Bureau of Statistics, and in the absence of such ratio, the determination shall be made in consultation with economists to be elected by it as the ratio between the two indices;

“The Known Index”	The most recently published consumer price index;

“The Basic Index” -	The Consumer Price Index due to October 2006, published on November 15, 2006;

“The Payment Index” -	The index known as of the time of performance of a particular payment on account of the principal or interest; however, it the payment index is less than the basic index, the payment index shall be the basic index;

“Private Placement” -	As defined in the preamble to this Agreement;

“Private Placement Day” -	November 23, 2006 ;

“Registration Company” -	the Registration Company of Bank Hapoalim Ltd. or any other registration company;
2. Issue of the Bonds (Series A) and Scope of the Trust Deed
2.1	NIS 50,000,000 par value of bonds (Series A), registered, with maturity in a single payment on November 30, 2009, bearing interest at the rate of 6% annually, to be calculated and paid once a year on November 30 of each of the years 2007 through 2009 inclusively, their principal and interest linked to the consumer price index published due to October 2006. The bonds (Series A) are offered at a purchase price equal to 95% of their nominal value.

2.2	The bonds (Series A) are convertible into registered ordinary shares of US$ 0.001 each in the Company, starting on the day of their listing at the stock exchange, if listed, on every trading day till November 14, 2009 inclusively, except for the period between November 15 and November 30 (inclusively), 2009 of each of the years 2007 through 2008 (inclusively), so that every NIS 0.84 par value of bonds (Series A) shall be convertible into one ordinary share of US$ 0.001 par value in the Company, subject to adjustments as provided in art. 10.3 of the provisions listed overleaf on the sheet enclosed with the deed).

2.3	The Company may at its sole discretion and without granting any priority rights on this matter to the bond holders, at any time starting from the end of 30 trading days from the time of the private placement of the bonds and subject to completion of the registration of the bonds (Series A) for trading on the stock exchange as provided hereinbelow, and till November 30, 2009 inclusively, subject to compliance with one of the conditions indicated in art. 6.3 of this Deed, compel the bond holders to make a mandatory conversion of the outstanding bonds into ordinary shares of the Company on the condition that a notice of such mandatory conversion shall be published at least 30 days and not longer than 45 days prior to the performance of the mandatory conversion according to art. 6.3 hereof. A mandatory conversion shall take place at a conversion ratio to be determined according to the weighted average of the price of the Company shares at the stock exchange during the 30 trading days preceding the issue of the notice on the performance of the mandatory conversion less 10% as indicated in art. 6.3 of this Deed, and in no case above the above conversion ratio of NIS 0.84. For details see art. 6.3 of this Deed.

2.4	It is stipulated that pending the listing of the bonds (Series A) for trading on the stock exchange, there shall be no way of converting the bonds

(Series A) into shares of the Company, nor shall there be any possibility of making a mandatory conversion by the Company.

2.5	Alongside the signing of this Trust Deed, the Company shall make a private placement of a series of bonds (Series A) in the amount of NIS 50,000,000 par value of bonds.

The Company may perform further private placements (and in the present case, subject to all restrictions stated herein, including art. 2.9 of this Deed, both prior to and after the publication, if any, of this prospectus.

2.6	The bonds shall not be listed for trading on the stock exchange. Immediately after the time of the private placement, the Company shall act for registering the bonds in the name of a registration company of one of the banks in Israel and registering them as an “unregistered paper’ at the stock exchange’s clearing house, which shall provide clearing services for the bonds subject to receipt of the appropriate permits from the Securities Authority and/or the stock exchange and/or the stock exchange’s clearing house and/or from any other authority. The company may introduce changes of the trust deed and/or the bonds as required by the Securities Authority and/or the stock exchange and/or the stock exchange clearing house and/or any other authority for making the registration at the stock exchange clearing house, without having to seek prior permission from the trustee and/or the bond holders. It is stipulated that pending the registration of the bonds (Series A) as unregistered paper there shall be no transfers of bonds (Series A) except with approval by the Company and only after the transferee shall have provided the Company with the details as required for listing the bonds (Series A) as provided in art. 2.7 hereinbelow and also in IRS W-8BEN, everything subject to article 2.9 hereinbelow.

2.7	The Company shall proceed to the best of its ability and shall take all necessary measures and pass all resolutions according to law for publishing the prospectus prior to the listing of the bonds (Series A) for trading on the stock exchange, within a period of six months from the date of the private placement, everything subject to law. It is stipulated, however, that nothing in any non-publication of the shall in any way be construed as breach of the provisions of this Deed, nor shall it entitle the bond holders to call in the bond. Moreover, as a condition precedent to its obligation to act for publication of the prospectus for listing the bonds (Series A) for trading on the Stock Exchange, every bond (Series A) holders shall provide the Company with information as shall be reasonably be required for listing the bonds (Series A) about itself and the bonds (Series A) it holds, everything as required under law and by the US SEC.

2.8	In the event of the bonds (Series A) not being listed for trading within six months from the date of the private placement, the bonds shall not be converted into shares of the Company and shall be subjected to anticipated payment, whereupon the following provisions shall apply:
2.8.1	Within one business day from the end of the six-month period from the date of the private placement, the Company shall notify the bond (Series A) holders and the Trustee about the date of anticipated repayment, which shall take place on the first business day after 17 days from the date of the said notice.

2.8.2	On the day of anticipated payment the Company shall pay the bond (Series A) holders the outstanding balance of the principal, the corresponding amount being linked to the index as stipulated in the Deed, plus interest as provided herein below. In consideration to the balance of principal the Company shall pay NIS 100 for every NIS 100 par value of bonds (Series A). In addition, the Company shall pay to the bond (Series A) holders interest at the rate of 5% for the period from the date of the private placement to the date of the anticipated payment. The Company shall notify the Stock Exchange of the exact interest rate and the final date of payment.
2.9	The private placement is taking place in Israel only, not in the USA or to a US person as defined in Regulation S issued pursuant to the United States Securities Act of 1933 (“Securities Act”). Any person purchasing securities offered under the private placement shall declare that he is no US person, is not buying the securities offered under the private placement for a US person and/or for a person located in the United States; that he was not in the United States while filing an application for purchase of the securities offered under the private placement, and that he is not purchasing the securities offered under the private placement with an intent to make a “distribution” in the United States (as defined in the US security laws).

No person is entitled to act for the sale of the securities proposed under the private placement in the United States.

The bonds (Series A) proposed under this prospectus are not listed under the Securities Act of the USA, and the purchasers of bonds (Series A) under this prospectus may not offer and/or sell them in the USA and/or to “US persons” unless listed pursuant to the Securities Act or unless there is an exemption from the listing requirements pursuant to the Securities Act. The Company does not undertake to list the bonds (Series A) for trading in accordance with the Securities Act.

2.10	According to the Securities Law, 1968, and article 5 of the Securities Regulations (Details in the Matter of Articles 15a through 15c of the Law), 2000, there exist restrictions on the resale of the bonds (Series A) and the shares arising from conversion of the bonds (Series A) till the time of listing on the stock exchange.

2.11	The provisions of this Trust Deed shall apply to the bonds (Series A) issued pursuant to this Deed and held from time to time by buyers of the bonds (Series A) or by the public, if listed for sale, unless stipulated otherwise.
3. Conditions of the Issue: Own Purchase
3.1	The Company shall issue the bonds (series A) according to the provisions of this Deed and the bond (Series A) and shall secure them as stipulated in this Deed.

3.2	The Company reserves the right to acquire at any time – on the stock exchange if the bonds (Series A) are listed for trading or outside it – bonds (Series A) at such price as it deems fit, without prejudice to the mandatory payment of the bonds (Series A) held by persons other than the Company. In the event of such purchase by the Company, the company shall issue an immediate report to this effect and shall notify the trustee.

The bonds (Series A) to be purchased by the Company shall be cancelled and erased from trading on the stock exchange inasmuch as listed there, and the Company shall not be entitled to reissue them.

A subsidiary of the Company may from time to time buy and/or sell bonds (Series A) on the stock exchange if listed, and off the stock exchange, also by way of issue by the Company. The bonds (Series A) so held by a subsidiary shall constitute assets of the subsidiary, and if listed, they shall not be taken off trading at the stock exchange, and they shall be transferable just like the other bonds (Series A).

3.3	The Company reserves the right to convert the bonds (Series A) by way of mandatory conversion subject to the conditions indicated in art. 6.3 of this deed and subject to listing of the bonds (Series A) for trading on the stock exchange.
4. Obligations of the Company
The Company undertakes hereby to pay all amounts of principal and interest payable under the provisions of the bonds (Series A) and to comply with all the other provisions and obligations imposed on it pursuant to the conditions of the bonds (Series A) and this Deed.
5. Securing the Bonds (Series A)
5.1	Not later than the day of the private placement, the Trustee shall open a bank account with one of Israel’s five largest banks, at its discretion, and shall transfer to the said account all the amounts from the special account of the issue coordinator as deposited in the said account after summing up the results of the private placement, as well as an additional amount of NIS 4 million to be transferred by the Company not later the day of the private placement (“the deposit”, and the “trustee’s account”). As long as the bonds (Series A) remain in circulation, the Trustee shall have signatory rights in the trustee’s account so that any withdrawal of money from the trustee’s account or money transfer to a third party and the performance of investments in the trustee’s account under the provisions of this deed shall necessitate the trustee’s signature. The Trustee shall sign such withdrawal, transfer or performance of investment only after getting the instructions to do so from the Company.

5.2	The deposit shall be invested by the Company by way of shekel deposits or shekel bonds issued by the State of Israel, or in dollar linked deposits.

5.3	As surety for full and exact compliance with all provisions of the bonds (Series A) and the conditions of the trust deed, and also for securing the full payment of all amounts of principal, interest and indexation guaranteed in the bonds (Series A) and the trust deed, the Company shall encumber in favor of the Trustee, by way of a fixed charge (on its rights in the trustee’s account) and floating charge (on the amounts deposited in the trustee’s account from time to time) of first degree, without restriction as to amount, its rights in the trustee’s account and all monies deposited therein, including the fruits arising therefrom. The said encumbrance shall be applied and registered upon the remittance of the deposit in the trustee’s account.

5.4	The trustee shall proceed as follows with the deposit: the trustee shall remit the deposit to the Company upon the occurrence of any of the cases listed below: (1) On receipt of a notice from the Company on the performance of a full mandatory conversion of the bonds pursuant to art. 6.3 hereof, if such notice is received at all, the Trustee shall transfer the deposit to the Company, including the income therefrom, less tax and expenses for the management of the account, inasmuch as accrued by that time, and shall lift the encumbrance on the trustee’s account unless the Company’s charge on the trustee’s account for the bonds (Series A) shall have expired, following compliance with the conditions stated in subart. (2) and (3) hereinbelow; (2) on receipt of a notice from the Company on the performance of full or partial anticipated payment pursuant to art. 6 of this Deed, if such notice is received, the trustee shall enable the Company to use the deposit with its fruits inasmuch as accrued by that time, for performing the anticipated payment as aforesaid. If the said anticipated redemption is complete, the trustee shall remit to the Company the balance of money remaining in the trust account less tax and expenses for management of the account and shall lift encumbrance on the trustee’s account unless the charge imposed by the Company on the trustee’s account for the bonds (Series A) shall have expired by that time on compliance with the provisions of subarticles (1) and (3) of this article; (3) On receipt by the trustee of a notice signed by the CEO of the Company on compliance by the Company with the first of the two milestones defined hereinbelow, the trustee shall remit 50% of the deposit to the Company including the fruits thereon, less tax and expenses for management of the account, if accrued and if existent by that time. Subsequently, on receipt by the trustee of a notice signed by the CEO of the Company on compliance by the Company with the second milestone described below, the trustee shall remit the second half of the deposit, including fruits and less tax and expenses for management of the account, if accrued, to the Company, unless the Company’s encumbrance on the trustee’s account for the bonds (Series A) shall have been lifted by that time on compliance with the conditions listed in (1) and (2) above.

The above milestones are defined as follows.
a.	Receipt of a EU permit for marketing the imaging catheter of the group, according to the CE Marking standard on behalf of an European Notified Body from one of the EU member countries;

b.	Receipt of a permit for marketing the group’s imaging catheter in the USA, by the FDA (Food & Drug Administration).

It is stipulated that the trustee may only transfer the deposit according to the foregoing subarticles (1) and (3) after the listing, if at all, of the bonds (Series A) for trading on the stock exchange.
5.5	In any event of (non-mandatory) conversion of bonds (Series A) into shares of the Company the trustee shall, on obtaining the permits for making the conversion, remit to the Company an amount from the deposit that equals the nominal value of the bonds (Series A) as converted into shares as aforesaid.

5.6	It is stipulated that the Company may pay the interest on the bonds (Series A) plus indexation differentials at any time for which the payment of interest is set according to art. 3 of the conditions indicated overleaf on the enclosed sheet, from the money accrued in the trustee’s account. The Company shall notify the trustee by means of a letter signed by the Company and confirmed by the accountant of the Company about the due amount seven days prior to any date set for the payment of interest, and the trustee shall remit these amounts to the Company not later than seven days from receipt of the said letter from the Company.

5.7	It is stipulated that with the exception of the charge on the trustee’s account as provided above, the Company shall be entitled to encumber its assets as a whole or in part by way of any charge and manner, without having to seek any approval from the trustee.

5.8	The Company may, at any time and without having to seek the consent of the trustee or of the holders of bonds (Series A) or any other series of bonds (including bonds (Series A)), regardless of whether imparting the right of conversion into shares of the Company or not, and on the same conditions of redemption, indexation, interest, degree of repayment in case of winding up, and other conditions as the Company may see fit, or on preferential conditions with regard to those of the bonds (Series A), or on equal or inferior conditions.

5.9	The bonds (Series A) shall have the same surety level in pari passu terms between one another with regard to the liabilities of the Company according to the bonds (Series A) and without any priority or preference rights between one another.

5.10	It is stipulated for the sake of clarity that the trustee shall be under no obligation to examine the economic value of the sureties provided and/or to be provided, if at all, for securing the payments to the holders of bonds (Series A). In committing itself to this trust deed and agreeing to serve as trustee of the holders of bonds (Series A), the trustee shall be deemed to have rendered no express or implied opinion about the economic value of the sureties provided and/or to be provided by the Company. Nor is the trustee rendering any opinion about the ability of the Company to meet its obligations toward the holders of bonds (Series A).
6. Anticipated Redemption and Mandatory Conversion
6.1	After the listing of the Bonds (Series A) for Trading:

In case of the stock exchange having resolved to remove the outstanding bonds (Series A) from trading as a result of the value of public holdings therein having fallen to less than the minimum amount established in the stock exchange regulations with regard to removal from trading, the Company shall proceed as follows.
6.1.1	Within forty-five (45) days from the resolution by the stock exchange concerning the removal of the bonds (Series A) from trading, the Company shall announce a redemption date on which the holder of the bonds (Series A) shall be entitled to redeem them.

6.1.2	Notice on the anticipated redemption date shall be inserted in two (2) widespread daily newspapers published in Israel in Hebrew and shall be sent by registered mail to all registered holders of the bonds (Series A) and the trustee;

6.1.3	The anticipated redemption date shall fall not prior to thirty (30) days and not later than forty five (45) from the date of insertion of the notice, but not during the period between the date of record for payment of interest and the date of actual payment thereof.

6.1.4	At the time of anticipated payment the Company shall redeem the bonds (Series A) whose holders have requested that they be redeemed, according to the balance of their nominal value, plus indexation differentials and interest accrued on the principal by the date of actual anticipated redemption, the interest being calculated pro rata to the period commencing after the last day for which interest is paid and till the date of the said anticipated redemption (the calculation of interest for a fraction of a year being based on 365 days per year).

6.1.5	Nothing in the establishment of an anticipated redemption as aforesaid shall impair the rights to conversion and/or redemption as provided in the bonds (Series A) on the part of any of the bond (Series A) holders that shall not have redeemed them by the date of anticipated redemption as indicated above; however, the bonds (Series A) shall be stricken off the trading on the stock exchange.

6.1.6	No anticipated redemption of the bonds (Series A) as aforesaid shall entitle any of the bond (Series A) holders who have redeemed them to interest for the period after the redemption date.
6.2	In the event of the bonds (Series A) not being listed for trading within six months from the date of the private placement, the bonds shall not be converted into shares of the Company and shall be subject to anticipated payment, whereupon the following provisions shall apply:
6.2.1	Within one business day from the end of the period of six months from the date of the private placement, the Company shall notify the bond (Series A) holders and the trustee of the date of the anticipated redemption, which shall take place on the first business day following 17 days from the date of the said notice.

6.2.2	On the day of anticipated redemption the Company shall pay the bond (Series A) holders the outstanding balance of the principal, linked to the index as stipulated in the deed, plus interest as stipulated below. In consideration of the balance of principal, the Company shall pay NIS 100 for every NIS 100 par value of bonds (Series A). In addition, the Company shall pay to the bond (Series A) holders interest at the rate of 5% for the period from the date of the private placement till the time of anticipated redemption. The Company shall notify the Stock Exchange of the exact interest rate and the final date of payment.
6.3	Mandatory Conversion

The Company may, at any time from the end of 30 trading days from the date of the private placement of the bonds (Series A) and subject to completion of the listing of the bonds (Series A) for trading at the stock exchange as stated above, till November 30, 2009 (inclusively) and subject to the provisions of this article hereinbelow, at its sole discretion and without granting any right of option on this matter to the holders of bonds (Series A) perform a mandatory conversion of the bonds subject to the occurrence of one of the cases described below (“the event of record”):
a.	The weighted average of the price of the shares of the Company at the stock exchange in the course of the last 30 days of trading prior to issue of the notice on performance of the mandatory conversion (“the average share price”) was above the sum of NIS 1. In such case the Company may perform a mandatory conversion of the bonds (Series A) at the constant conversion rate of NIS 0.84 a share.

b.	The cumulative sum of consolidated revenues from sales of products recorded by the Company in its books equals or exceeds NIS 15 million, based on the quarterly or annual financial statements of the Company (“sales goal”). The Company may perform a mandatory conversion as provided in this article, starting from the later of the following two: (1) the date of achievement of the sales goal; (2) May 31, 2008 – the later of the two, to be designated “start of the conversion period” and over a period of four months from the start of the conversion period. In this case the conversion rate shall be determined according to the weighted average, so that the conversion rate shall be the average share price less 10% but not more than the amount of about NIS 0.84. In the event of the Company having achieved the sales goal as aforesaid, the Company shall make a notice to this effect in an immediate report to the stock exchange and the Securities Authority.

The term “weighted average” for the purposes hereof is obtained by dividing the product of the closing price of the Company shares on the stock exchange by the Company shares trading volume in NIS for each of the last 30 trading days by the total trading volume of Company shares in NIS on the stock exchange during the last 30 days of trading.

Here is an example of the calculation of the weighted average (the following description is intended merely as example, and no conclusions should be derived from it with regard to the expected or assumed Company share price as of the conversion date):

It is assumed for convenience that there were 5 different share prices on the stock exchange over the 30 trading days (each of them prevailing for 6 days): NIS 1 (trading volume NIS 1,000,000); NIS 1.1 (trading volume NIS 2,000,000); NIS 1.2 (trading volume NIS 1,500,000); NIS 1.3 (trading volume NIS 2,500,000); and NIS 1,4 (trading volume NIS 1,000,000). Thus, the calculation is to be made as follows: NIS 1 times NIS 1,000,000 times 6; plus NIS 1.1 times NIS 2,000,000 times 6; plus NIS 1.2 times NIS 1,500,000 times 6; plus NIS 1.3 times NIS 2,500,000 times 6; plus NIS 1.4 times NIS 1,000,000 times 6. In all, NIS 57,900,000.

The total trading volume over the 30 trading days was 6 times NIS 1,000,000 plus 6 times NIS 2,000,000 plus 6 times NIS 1,500,000 plus 6 times NIS 2,500,000 plus NIS 6 times NIS 1,000,000, or a total of NIS 48,000,000.

Thus, the weighted average equals NIS 57,900,000 divided by NIS 48,000,000, or NIS 1.206.

If the conversion rate exceeds the share price on the stock exchange on the trading day that preceded the date of notification of the performance of the mandatory conversion, the Company shall not be entitled to realize the mandatory conversion on that date.

In the case of full mandatory conversion as noted above, the Company shall notify the stock exchange and the Securities Authority by way of immediate reporting at least 30 days and not later than 45 days prior to the date of performance of the mandatory conversion and shall report to the trustee to this effect. The following data shall be entered in the notice: (a) date of occurrence of the event of record; (b) date of performance of the mandatory conversion; (c) the mandatory conversion rate; (d) the background of the event of record. The notice of occurrence of the event of record shall be signed by the CEO of the Company.

On the date established for performing the mandatory conversion the Company shall allocate shares of the Company to the bond holders.

On completion of the mandatory conversion, the trustee shall cause all the amounts deposited with the trustee under art. 5 of this Deed to be remitted to the Company, including the income therefrom as accrued and as existent by that time, and shall lift the charge on the trustee’s account for the bonds, as pro vided in art. 5 of this Deed.

It is stipulated that no bond holder shall be entitled to collect any interest payments for bonds converted into entitledness to collect interest before the date of record.
7. Immediate Payment
7.1	The provisions of art. 7.2 hereinbelow shall apply upon the occurrence of one or more of the following events:
7.1.1	Failure by the Company to repay any amount due by it in connection with the bonds (Series A) within 60 days from due date;

7.1.2	Appointment of a temporary liquidator by a court or passing of a valued resolution for winding up the Company (except winding up for the purpose of merger with another company and/or restructuring of the Company); and failure to cancel the said appointment within 60 business days from the date of issue;

7.1.3	Upon the occurrence of any one of the cases listed below and in the opinion of the trustee and bond holders (Series A), passed by way of special resolution, the matter jeopardizes the rights of the bond (Series A) holders.
7.1.3.1	Imposition of a lien on material assets of the Company and failure to have the lien lifted within 60 days.

7.1.3.2	Performance of execution proceedings against material assets of the Company and failure to lift them within 60 days.

7.1.3.3	Appointment of a receiver for the Company and/or for its material assets, and failure to cancel the appointment within 60 days;

7.1.3.4	The Company has stopped its payments and/or has given notice of its intent to this effect, and/or existence of substantial risk that the Company will stop its payments and/or will discontinue its business and/or substantial risk that the Company will abandon the conduct of its business.

7.1.3.5	Liquidation or erasure of the Company, for any reason.

7.1.3.6	Occurrence of any other event that in the opinion of the Company constitutes and/or may constitute a substantial impairment of the rights of the bond (Series A) holders.
7.2	Meeting of the bond (Series A) Holders shall be Convened as Follows:
7.2.1	The trustee shall convene a meeting of the holders of bonds (Series A), to be held on expiry of 30 days from the convening (or such shorter period as stipulated in art. 7.2.4 hereinbelow), its agenda stating a resolution on the immediate payment of all the outstanding balance of the bonds (Series A) upon the occurrence of any one of the events indicated in the subarticles of art. 7.1 hereinabove.

7.2.2	In the event of any of the events indicated in the subarticles of art. 7.1 not being cancelled or lifted and a resolution of the meeting of the bond holders having been passed as a special resolution (as defined in the Second Supplement to this Deed), the trustee shall within a reasonable time span call in immediately the entire outstanding balance of the bonds (Series A).

7.2.3	A copy of the convening of the meeting as aforesaid shall be sent by the trustee to the Company on publication of the notice, constituting an advance written warning to the Company about his intent to act as aforesaid.

7.2.4	The trustee may at its own discretion shorten the aforementioned count of 30 days (as stated in the foregoing sub-article 7.2.1) if of the opinion that any delay in the call for the Company debt endangers the rights of the bond (Series A) holders.
8. Claims and Procedures in the Hands of the Trustee
8.1	Without derogating from the other instruction of this Deed of Trust, the Trustee will be entitled to, and at his discretion, without any need of further notification to the Company, to take measures towards the Company for all those procedures, including legal as it thinks right and subject to instructions of all laws, for the enforcement of the Company’s obligations according to the Deed of Trust and in order to realize the (A Series) Bond Holders’ rights according to the Deed of Trust.

8.2	Subject to the instructions in section 21 below (“The Trustee’s Authorization”) the Trustee is obliged to act according to that mentioned in the above section 8.1 if required to do so by a special decision reached by the General Assembly of (A Series) Bond Holders by a majority of 75% of participants in a ballot. If the Trustee sees that under the circumstances the matter is not just and/or reasonable to do so, he will turn to the appropriate courts with a motion for instruction discussed matter.

8.3	The Trustee is entitled to before taking measures as mentioned above, to convene a Bonds Holders Assembly to in order for the Holders by means of a special decision which procedures to take to realize their rights according to the Deed of Trust, the Trustee will be entitled to reconvene the Holders Assembly in order to receive instructions in all matters regarding the management of the said proceedings.

8.4	Subject to the instructions of this Deed, the Trustee is entitled to but not obligated, to convene at any time, a General Assembly of (A Series) Bond Holders in order to discuss and/or receive instructions in all mattes regarding the Deed of Trust.

8.5	The Trustee is entitled to, using his sole discretion, to delay execution of any action by him according to the Deed of Trust, in order to turn to the General Assembly of (A Series) Bond Holders and/or the courts until it receives instructions from the (A Series) Bond Holders and/or instructions from the courts as to how he should act.

8.6	In order to remove any doubts herein that there is in none of the instructions specified above any thing to prejudice the derogate from the Trustee’s rights entrusted to him herein to turn to using his sole discretion to legal instances, even before the (A Series) Bond are offered for immediate settlement, in order to serve any order connected to the Trusteeship matters.
9 Distribution of Receipts

All receipts received by the Trustee as a result of procedures taken, if taken against the Company, will be held by him in trust and will serve him for the purposes and in the order of priority listed below:

Firstly to the clearing of the expenses, the payments, the levies and commitments that were made by the Trustee, imposed on him, or were incidentally caused as a result of activities executed by the Trusteeship or in any other manner in another connection with the conditions of this deed, Including his fee; secondly – in order to pay the (A Series) Bond Holders the delay in interest owed them according to the conditions of the (A Series) Bonds pari passu and in a manner relative to the amount owed to each one of them with no showing of priority concerning which of them; thirdly – in order to pay the (A Series) Bond Holders the amount owed from the Fund owed to them according to the (A Series) Bond held by them pari passu and this whether it is time to clear the Fund amounts or not an in a manner relative to the amounts owed to the, without and preference to the precedence of time in the expense of the (A Series) Bond or in any other manner, and the surplus, if there is any, will be paid by the Trustee to the Company or its alternatives.

The payment of amounts by the Trustee to the (A Series) Bond Holders is subject to the other Company’s creditor’s rights if there are any.

10	The Authority to Delay Payment of Funds
10.1	Despite what is written in the above section 9, if the amounts received from measures taken in the said procedures above which are offered for distribution at some time, as mentioned in the same section, will be less than ten percent of the balance of the Fund of the un-cleared (A Series) Bonds and the interest the Trustee will not be obligated to distribute them and he will be entitled to invest the amount, in full or in part, in an permissible investment according to this Deed and to change investments from time to time for other permissible investments as he sees fit.

10.2	When the investments mentioned above, reach levels of profits together with the additional funds that are received by the Trustee for the purpose of payments to the (A Series) Bond Holders, if received, to a sufficient amount in order to pay at least ten percent of the balance of the Fund of the un-cleared (A Series) Bonds and the interest the Trustee will pay the (A Series) Bond Holders as mentioned in the above section 9.
11	Notification of Distribution and Deposit with the Trustee
11.1	The Trustee will inform the (A Series) Bond Holders about the Day and the location on which any payment whatsoever will be executed out of all the mentioned payments in sections 9 and 10 above, and this by Early Notification of 14 days that will be delivered in the manner determined in section 22 below.

After the date determined in the notification the (A Series) Bond Holders are entitled to interest for them at a rate determined by the (A Series) Bond, but only for the remainder of the balance of the fund (in there is any) following the deduction of the amount paid or expended for them for payment as mentioned.

11.2	Any amount payable to an (A Series) Bond Holder that has not actually been paid for any reason beyond the Company’s control, in as much as the Company was prepared to pay, will cease to bear any interest and linkage differentials from the date determined for payment and that the (A Series) Bond Holder will be entitled to only amounts that he was entitled to on the date determined for payment of the said payment on account of the Fund, the interest, and the linkage differentials.

11.3	The Company will deposit with the Trustee, within 15 days form the determined date for payment, the amount payable that was not paid for any reason beyond the Company’s control, and the said deposit will be considered as clearance of the payment, and in case of total clearance of the amounts due for the (A Series) Bond, also as Redemption of the (A Series) Bond.

11.4	The Trustee will invest the said amounts in a framework of Trust Accounts under his name and to the order of him and the for the owners of the Bonds, in investments permitted to him according to the Deed of Trust and according to all laws of the State of Israel, And all as the Trustee sees appropriate and subject to the instructions of law. If the Trustee does so, he will not owe the creditors for those said amounts unless the amount received from the realization of investments, are after deducting incurred expenses. The Trustee will hold all the above mentioned amounts and will invest them in the aforesaid manner for a year following the Final Date of Redemption of the (A Series) Bonds. After this date the Trustee will refund the amounts accrued, including interest derived from the investment, to the Company who will hold these amounts in trust for the (A Series) Bond Holders.

11.5	The Trustee will transfer to all the (A Series) Bond Holders from the said amounts and/or funds owed to the (A Series) Bond Holders from those same funds deposited as said, and this when presented the proof as required by the Trustee to his full satisfaction.
12	Receipts from the (A Series) Bond Holders
12.1	A receipt from an (A Series) Bond Holder for Fund amounts and interest paid to him by the Trustee an (A Series) Bond will release the Trustee absolute release in anything connected with the payment of amounts mentioned in the receipt.

12.2	A receipt by the Trustee concerning the deposit of fund amounts and interest with him for the (A Series) Bond Holder as mentioned in the above section 11.3 will be considered as a receipt from the (A Series) Bond Holder for the said purpose in section 12.1

13	Receipts from the (A Series) Bond Holders

The Company hereby undertakes towards the Trustee, for all times that the (A Series) Bond is not settled, as follows:
13.1	To persist in managing the Company’s business in an orderly, proper and efficient manner.

13.2	To hold and preserve the assets in a good and proper condition and to regularly and precisely pay all compulsory payments, applicable for its assets.

13.3	To allow and instruct its accountants to provide the Trustee and/or people so ordered, any document or information concerning the Company’s business and/or assets that may be reasonably necessary, according to the discretion of the Trustee, in order to protect the (A Series) Bond Holders.

13.4	To regularly keep books of accounts according to accepted accounting principals. To preserve the books and documents serving as proofs (including forfeit feeds, mortgages, accounts and receipts) and also to allow the Trustee and/or a person appointed in writing by the Trustee for this purpose, to study at any reasonable time, all books and/or documents and/or approvals as mentioned.

The Trustee undertakes herein to preserve all information provided in confidence, with the exception of the need to transfer information to the Assembly of (A Series) Bond Holders for the purpose of reaching a decision concerning their rights according to the (A Series) Bond or for the purpose of providing a report on Company’s condition.

13.5	To allow the Trustee and/or any person appointed by him in writing for this purpose, to enter its offices and to any place in which its assets are located, at any reasonable time, to examine the assets, at the Trustee’s discretion, in order to protect the (A Series) Bond Holders. With his signature on this Deed of Trust, the Trustee undertakes to preserve the confidentiality of information which he is privy to and not to make any use of it unless specified in this section as below.

13.6	To inform the Trustee immediately as it is made known, concerning any case in which there is a foreclosure on its assets, In their entirety or in part, receiver, and to take any immediate measures, at its expense for all reasonable measures required in order to remove the foreclosure or to cancel the receiver.

13.7	To invite the Trustee to the Special General Assemblies of the Company’s Share Holders without granting the Trustee the right to vote in these assemblies.

13.8	To immediately inform the Trustee in writing about the occurrence of one of the events specified in the above section 7.1.

13.9	The Trustee undertakes herein to preserve all information provided to him as mentioned in confidence, with the exception for the purpose of transferring information to the Assembly of (A Series) Bond Holders to reach a decision concerning their rights according to the (A Series) Bonds or for the purpose of reporting on the Company’s condition.
14	Additional Obligations

After the (A Series) Bonds have been offered for immediate settlement, as defined in the above section 7, the Company will execute from time to time at any time that the Trustee deems necessary, all reasonable activities in order to permit the use of authority placed with the Trustee and the Company will act especially as follows:
14.1	To declare declarations and/or sign documents and/or execute and/or cause to be executed and necessary and/or required activities in accordance with the law in order to provide validity for the use of the authorities, the forces and the licenses of the Trustee and/or his representative.

14.2	Will give all the notifications, the orders and the instruction that the Trustee sees as being useful and will require them.

14.3	For the purposes of this section – written notification signed by the Trustee verifying that the activities required by him, within the framework of his authorities, are reasonable activities, and constitutes prima facie evidence to this effect.
15	Representatives

The Company hereby irrevocably appoints the Trustee as its representative, to implement and execute in its name and in its place all activities that it was obligated to perform according to the conditions included in this Deed, and generally to act in its name regarding activities that the Company is obligated to perform according to this deed and if they were not performed or perform part of his authorities granted it, and to appoint any other person as the Trustee sees fit to perform his duties according to this Deed and that, subject to such that the Company did not perform the actions that it was obligated to perform according to the conditions of this Deed within a reasonable period of time according to the determination of the Trustee from the date the Trustee demanded and in as much as he acted in a reasonable manner.

The appointment according to this section does not obligate the Trustee to take any action and the Company frees the Trustee in advance in case he takes no action from the power of attorney granted him mentioned above any action whatsoever and/or not taken in time and/or in a correct manner. In addition it the Company waives in advance any claim towards the Trustee and/or his emissary for any damages caused and/or likely to be caused, whether directly and/or indirectly, for the activities and/or failures of the Trustee as mentioned in this section.

16	Other Agreements

Subject to the instruction of the law and the limitations imposed on the Trustee by law, the fulfillment of the Trustee’s job, according to this Deed, or even his position as Trustee, in order to prevent him from contractually connection with the Company with different contracts or from performing business with it during the normal proceedings of his business.

17	Trustee’s Reporting

The Trustee will perform every 12 months from the date of this Deed until the settlement of the Bonds, an annual report about matter concerning the Trusteeship (hereinafter “The Annual Report”).

The Annual Report will include details of the following topics:
17.1	Current details of the proceedings of the Trusteeship for the past year.

17.2	A report of unusual event connected with the Trusteeship that occurred over the past year.
The (A Series) Bond Holders will be entitled to study the annuals report in the Trustee’s offices during accepted work hours and will be entitled to receive a copy of the report upon request.

The Trustee will deliver to the (A Series) Bond Holders notification of the date of the report submittal, as mentioned in section 22 below or in the immediate report which will be published by the Company at the Trustee’s request. If a fundamental breach of the Deed of Trust is made known to the Trustee by the Company, he will inform the (A Series) Bond Holders about the breach and about the measures taken to prevent tit or to ensure the Company meets its obligations, whichever is relevant.

18	Fees and Covering the Trustee’s Expenses

The Company will pay the Trustee a fee for his services, according to this Deed, as specified below:
18.1	For the first year of the Trusteeship namely, within 14 days from the date of the private offer, 25,000 NIS

18.2	For every year from the years commencing from the second year (namely commencing from the end of 12 month from the date pf the issue of the private offer) in which there are still (A Series) Bonds that have not been settled, an amount of 17,000 NIS linked to the known index on the date of the private offer (hereinafter “The Annual Fee”). The Trustee will be paid the Annual Fee at the beginning of every year of trusteeship. The annual fee will be paid top the Trustee for the period up till the end of the period of trusteeship according to the conditions of the Deed even if a receiver is appointed to the Company and/or a managing receiver and/or if the Trusteeship according to the Deed is managed under the supervision of the courts.

18.3	If in case the tenure of the Trustee has expired, as mentioned in section 26 below, the Trustee will not be eligible for payment of fees commencing from the day of the end of his tenure. If a case in which the Trustee’s tenure ends during the year of trusteeship, the fee paid for those months in which the trustee did not serve as trustee will be returned to the Company. That mentioned in this sub-section 18.3 will not be applicable for the first year of trusteeship.

18.4	In addition the trustee will be entitled to a recovery of reasonable expenses made within the framework of fulfilling his role and/or from the authorities granted him according to this Deed, only that for expenses for expert opinions, as specified in section 19 below, the Trustee will provide notification in advance of his intention to receive an expert opinion.

18.5	The Trustee will be entitled to an additional payment for reasonable expenses incurred on actions driving from a breach of the Deed of Trust by the Company or for the action of offering the (A Series) Bonds for immediate settlement and for special action that need to be taken, if needed, in order to fulfill his role according to this Deed, and all this without harming the generality of that mentioned in section 18 herein. If in any case that the Trustee has to take part in frontal discussions (as opposed to telephonic discussions for which he is not entitled any remuneration) before the Stock Exchange Commission in connection with the registration of the (A Series) Bonds for trade in accordance with the prospectus, the trustee will be entitled to payment for the work hours dedicated for this purpose.

18.6	It is hereby agreed between all the parties that the Trustee will be entitled to a fee of $120 US for every hour needed for the above mentioned.

18.7	In addition the Trustee will be entitled to an additional fee of 500 NIS for each Annual Share Holders Assembly or (A Series) Bond Holders Assembly in which the Trustee takes part.

18.8	If any modifications made to the instructions of the law for which the trustee must take action and/or examine and/or prepare additional reports the company hereby undertakes to bear all the reasonable expenses uncured by the Trustee for therein.

18.9	If VAT is payable, it will be added to the payments received by the Trustee according to all instructions of this section and will be paid by the company.
19	Special Authorities

The trustee will be entitled to deposit all the deed and documents the bear witness to, represent, and/or determine his right regarding all assets at that time in his hands, in a safe and/or in another place of his choosing, with any banker, and/or with any attorney. If the Trustee does so, he will not be responsible for any losses caused in connection with this deposit, unless the Trustee acted with negligence or malice.

The Trustee is entitled to within the framework of execution of the trusteeship matters according to the Deed of Trust; act according to his own opinion and/or according to the advice given by any attorney, accountant, assessor, appraiser, surveyor, mediator or any other expert, whether the opinion and/or advice were prepared at the Trustee’s and/or the Company’s request the Trustee will not be responsible for any losses or damages caused as a result of any action and/or failure on his part based on the advice or opinion as mentioned, unless the trustee acted with negligence or malice.

Any Advice or opinion of this type can be given, sent or received in writing, by telegram, facsimile, and/or by any other electronic means for the transfer of information, and the Trustee will not be responsible for action taken based on the advice and/or opinion or information that was transferred by one of the abovementioned means despite there being errors therein and/or it not being authentic, unless the trustee acted with negligence or malice.

The trustee will use the trusteeship forcibly, with authorities and licenses granted to him in accordance with this Deed, according to his absolute discretion and will not be responsible for any damages caused due to an error of his aforementioned discretion, unless the trustee acted with negligence or malice.

20	The Trustees Authority to Employ Emissaries

The trustee will be entitled to appoint an emissary or emissaries to act between an attorney and others, to act or participate in the execution of special actions that must be done in connection with the trusteeship and without harming the generality of the aforementioned taking of legal proceedings. The Trustee will be able to clear at the Company’s expense his reasonable commission for each emissary of this kind, and the Company will refund the Trustee immediately upon first demand all the aforementioned expenses, and all under condition that the Trustee gave the Company advanced notification of eh matter of the appointment of the Said emissary.

21	The Trustees Indemnification

The trustee will be entitled to receive indemnity for expenses from the (A Series) Bond Holders or from the Company for all reasonable expenses incurred in connection with actions taken from the his duty according to the conditions of the Deed of Trust or according to demand by the (A Series) Bond Holders solely if:
21.1	He is not entitled to demand the indemnity in advance for a matter that could not be delayed.

21.2	That the Trustee will be entitled to indemnity for responsibility for damages that the Trustee is obligated to according to a final verdict or compromise awarded to a third party who is not as Bond Holder, subject to the following condition:
21.2.1	The expenses for the responsibility for damages are reasonable, and they are agreed upon in advance and in writing by the Company.

21.2.2	The Trustee acted in good faith and his action was done within the framework of fulfilling his role.
Without prejudicing the rights for indemnity provided to the Trustee according to law and/or as a company commitment according to this Deed, the Trustee, his representative, manager, agent or any other person appointed by the trustee, will according to this Deed, be entitled to receive indemnity from funds received by the Trustee for proceedings taken and/or by any other means according to this Deed, concerning the commitments undertaken, regarding the expenses expended for the execution of the trusteeship or in connection with these action, that in their opinion were necessary fro the execution of the aforementioned and/or in connection with the use of the authorities and licenses granted as validated by the Deed and in connection with any type of legal proceedings, attorney’s or other expert opinions, negotiations, disputes, expenses, claims, and demands concerning for any matter and/or thing made and/or not made in any way regarding the matter under discussion, and the Trustee can delay the funds in his possession and pay using them required amounts for payment of the said indemnity.

22	Notifications

Any notification to the (A Series) Bond Holders on behalf of the Company and/or the Trustee will be made by publication of a notice published in two (2) common Israeli newspapers in Hebrew or by sending a notice by sending registered mail according to the last (A Series) Bond Holders address registered in the (A Series) Bond Holders Registry, and any notice publish or sent as mentioned, will be considered as being delivered to the (A Series) Bond Holder on the day of publication as mentioned, or three (3) days after them being dispatched by mail, whichever is relevant.

Copies of the notifications and the invitations sent by the Company to the (A Series) Bond Holders will be sent also to the Trustee.

Copies of the notifications and the invitations sent by the Trustee to the (A Series) Bond Holders will be sent also to the Company.

23.	Waiver, compromises and/or amendments to trust deed

subject to the provisions of the Securities Law, and the regulations promulgated under it, the trustee of the bonds (Series A) shall be authorized from time to time and at any time, and in any other circumstance, if he is persuaded that there is no alternative due to fundamental damage done to the rights of the bond holders, to issue a waiver regarding any infringement of or non-compliance by the company with any of the conditions of the bonds or the trust deed.

Subject to the provisions of the securities law and the regulations promulgated under it, and with prior authorization given by the General Meeting of bond holders, by a majority of 75% of those participating in the vote through attendance of either the bond-holder himself or his proxy – at least fifty per cent (50%) of the nominal value of the non-cleared balance of the principal of the Bonds, or by a deferred meeting attended by the bond-holders themselves or their proxies – at least ten per cent (10%) of the aforesaid balance — the trustee will be authorized, either before or after the principal of the Bonds is due for repayment, to come to a compromise with the company in respect of any right or claim of the bond holders or any of them, and to agree to any settlement of their rights, including a waiver of any of his own rights or claims and/or of the bond holders or of any of them towards the company.

Subject to the provisions of the Securities Law and the regulations promulgated under it, the company and the trustee are authorized, either before or after the principal of the Bonds is due for repayment, to alter the trust deed and/or the terms of the bonds in case of one of the following eventualities:
23.1	The trustee is persuaded that such a change would not significantly harm the rights of the bond holders.

23.2	The proposed amendment was approved by a special resolution passed by a General Meeting of bond holders which was attended by either the holders themselves or the proxies of at least fifty per cent (50%) of the nominal value of the non-cleared balance of the principal of the bonds, or by a deferred meeting attended by either the holders themselves or the proxies of at least ten per cent (10%) of the aforesaid balance.

The company will present an immediate report on any alteration to the trust deed and/or the conditions of the bonds in accordance with this clause as above.

Notwithstanding the particulars of this clause, in accordance with the directions of the Stock exchange, the conditions of the bonds relating to the deadlines for conversion — rates of conversion in case of distribution of preference shares and in case of an offer through rights – are not subject to change. However the company is authorized to alter the period of conversion or the rate of conversion of the convertible securities which it has issued, provided this is done in the framework of an arrangement or compromise that has been approved by a court of law in accordance with clause 350 of the Companies Law. Similarly the system of linkage in case of distribution of dividends is not changeable.

In case use is made of the trustee’s right as under this Clause 23, the trustee will be entitled to demand that the bond holders present to him, or the company, their bond certificates so that notification can be entered in them of any compromise, waiver, alteration or amendment as aforesaid and, upon demand of the trustee, the company will record any such notification.

24.	Register of Bond holders (Series A)
24.1	The company will hold and manage on its registered office the Register of Bond holders of all series in which will be recorded the names of the bond holders, their addresses and the number and nominal value of the bonds registered in their names. Every transfer of ownership of bonds will also be recorded in the Register. The trustee and every bond-holder will be entitled, at any reasonable time, to peruse the aforesaid Register. The company is entitled to close the register from time to time for a period or periods not exceeding altogether thirty (30) days per annum.

24.2	The company will not be obliged to record in the Register any notice concerning explicit, implicit or estimated trusteeship, pledge or lien whatsoever or any right to equity, any claim or writing-off or any other right whatsoever pertaining to the bonds. The company will recognize a person’s ownership only if the bonds are registered in his name, provided the legal heirs, the executors of the estate or the executor of probate of the registered owner or any person who would have become entitled to the bonds as a result of bankruptcy of the registered owner (and in case that is a corporation – as a result of its liquidation) will be entitled to be registered as the owner thereof only after providing evidence that is deemed by the company to be adequate proof of his/its right to be registered as their owner.
25.	Release

Once it has been proved to the satisfaction of the trustee that all the bonds (Series A) have been paid up, redeemed or in case the company deposits in trust with the trustee sums of money that suffice for the redemption, and once it has been proved to the satisfaction of the trustee that all the undertakings and costs entered into or caused by the trustee in connection with this deed and in accordance with its provisions have been fully paid, the trustee will be obliged, upon the first demand of the company, to put to active use the moneys deposited for the bonds (Series A), the redemption of which is not required under the terms stipulated in this deed.

26.	Appointment of a new trustee and expiry of the term of office of a trustee
26.1	The provisions of the Securities Law shall apply to the term of office of a trustee, to expiry of that term and to the appointment of a new trustee.

26.2	The trustee will be entitled to resign from his post at any time he wishes, after giving three (3) months’ advance written notice in which he states the reasons for the resignation. The trustee’s resignation shall not be valid unless it has been approved by a court of law, and from the day specified for it by the aforesaid court.

The Securities Authority is authorized to apply to the court with a request to terminate the trustee’s term of office in accordance with Clause 35/14 of the Securities Law.

The trustee will desist from his office in case it emerges that he is precluded from remaining in it due to any amendment to the provisions of the Securities Law or any law that applies to qualification to act as trustee, including in case of any such preclusion that arises in connection with the registration of bonds for trading on the Stock Exchange. For this purpose a demand by the Securities Authority to terminate the trustee’s term of office shall also be deemed to be a “preclusion”. In such a case, a new trustee shall be appointed who will be nominated by the company in accordance with a decision by a

Meeting of bond holders, in a resolution passed by the requisite majority as specified in Clause 26.3 below.

The company will submit an immediate report on any such eventuality in connection with the trustee’s term of office.

26.3	Holders of ten per cent (10%) of the nominal value of the non-cleared balance of the principal of the bond are authorized to convene a general meeting of bond holders and that meeting will be authorized to pass a resolution — by a vote of the holders or the proxies of holders, of at least fifty per cent (50%) of the aforesaid balance – to relieve the trustee of his position.

26.4	Once the trustee’s term of office has expired, the court will be authorized to appoint another trustee – for whatever period and under whatever conditions it deems fitting. The trustee whose term of office has expired will continue in his position until the appointment of another trustee.

26.5	Every new trustee will have the same competence and powers and the same other mandates as the trustees whose term of office has expired and he will be able to act, in every respect and matter, as though he had been appointed trustee in the first place.
27.	Meeting of Bond Holders (Series A)

Meetings of bond holders (Series A) will be held in accordance with the second Addendum to this deed.

28.	Company report to the trustee

The company will present the following to the trustee, so long as all the bonds (Series A) have not been paid up (including the linkage differentials on them):
28.1	The company’s audited financial statements for the financial year that ended on the 31st of December of the year that has ended and periodical statements as soon as they are issued.

28.2	Every interim financial statement and every quarterly report immediately after their publication, in addition to the auditor’s survey report pertaining to them.

28.3	Every instant report immediately upon its issue.

28.4	Confirmations from the company’s accountants, from a director of the company’s and a manager in the company not later than the 30th April of every year, relating to the 12 months that ended on the 31st December of the previous year, and not later than the 30th September of every year – confirmations pertaining to the six months that ended on 30th June of that year, stating that to the best of their knowledge there has been no infringement on the part of the company of any of the conditions and restrictions contained in this trust deed (including the conditions of the bonds and any charges imposed on the company’s property in the relevant period) unless and insofar the matter is stated explicitly in the confirmations, and the extract on any charges against the company at the Registrar of Companies on the aforesaid dates and periods.
29.	Jurisdiction

The bonds (Series A) are subject to the provisions of Israeli law. In any matter that is not mentioned in this deed and in any case of contradiction between the provisions of the law and this deed, the parties will act in accordance with the provisions of the law. Israeli law alone shall apply to any offer of the bonds (Series A) that are offered and to the acquisition thereof, and to all that arises from and/or pertains to the private placement, in the offer of the bonds (Series A) according to it and to the acquisition thereof and no other laws whatsoever shall apply, and the exclusive and sole jurisdiction on all matters and concerns arising from and/or connected therewith lies solely with the competent courts in Israel, and with them alone.

30.	Addresses

The addresses of the parties shall be as they appear in the Preamble to this Deed or any other address adequate written notice of which has been given by one party to the other.

31.	Authorization for MAGNA

In accordance with the provisions of the Securities Regulations (signature and electronic reporting) – 2003, the trustee hereby confirms to the officer authorized to do so by the company to report on this deed of trust to the Securities Authority by electronic mail.
In witness whereof the parties affix their signatures hereto

TopSpin Medical, Inc.	Hermetic Trusteeship (1975) Ltd.
I, the undersigned, Adv. Liron Rosiner, confirm that this deed of trust has been signed on behalf of TopSpin Medical, Inc. by Messrs. Erez Golan and Eyal Kulka and their signature is binding upon TopSpin Medical, Inc.

Liron Rosiner, Adv.

TopSpin Medical Inc.
First Addendum
Bonds (Series A)
NIS 50,000,000 nominal value bonds (Series A). registered in a person’s name, which will be due for repayment in a single payment on 30th November 2009, carrying annual interest at the rate of 6%, to will be calculated and paid once a year on the 30th of November of each of the years 2007 to 2009 (inclusive) and will be linked principal and interest to the publicly announced Consumer Price Index due to October 2006. The bonds (Series A) are offered at a purchase price equivalent to 95% of their nominal value.
The bonds (Series A) are convertible in ordinary shares of the company registered in a person’s name of a nominal value of US $0.001 each as from the day of their registration for trading, if they are registered, on any business day until 14th November 2009 (inclusive) in each of the years 2007 to 2008 (inclusive) in such a way as to make every bond in Series A of a nominal value of NIS 0.84 convertible into one ordinary share of the company of US $0.001 par value (subject to adjustments as specified in Clause 10.3 of the Deed).
The company shall be authorized, at its own sole discretion, and without granting optional right in this matter to any bond holders, — at any time from the end of 30 business days from the date of the private placement of the bonds, and subject to completion of registration of the Bonds (Series A) for trading on the stock exchange, until the 30th November 2009 (inclusive) , and subject to the existence of one of the conditions specified in Clause 6.3 of the Deed – to oblige the bond holders to implement total compulsory conversion of the bonds in circulation into ordinary shares of the company, provided notice of the aforesaid compulsory conversion has been published at least 30, and not later than 45 days before implementation of the compulsory conversion as specified in Clause 2.6 of the Deed. Such a conversion shall be done in respect of a conversion that is stipulated according to the weighted average of the rate of the company’s share on the stock exchange in the thirty business days preceding the notice of implementation of the compulsory conversion, minus 10 per cent, as specified in Clause 2.6 of the Deed, and in any case not above the aforesaid conversion ratio of NIS 0.84. For details see Clause 9.2 of the Deed.
It is hereby clarified that, so long as the Bonds (Series A) are not registered for trading on the stock exchange, it will not be possible to implement conversion of the Bonds (Series A) into company shares, and that means also that the company will be precluded from implementing compulsory conversion.
Bonds (Series A) registered in a person’s name
No. 1 – 500,000,000
Nominal Value: NIS 50,000,000
Annual interest at the rate of 6% per annum which will be calculated and paid once a year on the 30th November of every year from 2007 to 2009 (inclusive). The Bonds (Series A) are linked (principal and interest) to the Consumer Price Index:
1.	This certificate is proof that TopSpin Medical, Inc. (hereinafter: The Company) will pay the Registration Company of Bank Hapoalim Ltd. or any person who becomes registered owner of this bond (hereinafter: the holder of a Bond (Series A) ), in a single payment on 30th November 2009, the full principal of the nominal value of the (Series A) bonds that are in circulation, subject to the conditions specified in the terms overleaf.

2.	The payments on account of the interest on the bonds will be paid to the bond holders whose names are registered in the company’s Register of Bond Holders as holders at the end of the day of the 18th November of every year which precedes the due date of that payment on the bonds (Series A) (the determining date”). Notwithstanding the aforesaid, the last payment on the interest and payment on the principal will be made against presentation of the bond certificates to the company at its registered office or at any other venue which has been announced by the company, not later than five (5) business days before the determining date for making the last payment.

3.	Furthermore that certificate will serve as evidence to show that the company will, from the day of registration of the bonds (Series A) for trading, to the holder of a (Series A) bond or to any person who is the registered owner of such a (Series A) bond, on the occasion of the presentation of such a (Series A) bond for conversion – the (Series A) bond into ordinary shares of the company of a nominal value of US $0.001, on any business day up to the 14th November 2009 (inclusive) other than during the 15-day period from 15th November to 30th November (inclusive) of any of the years 2007 to 2008 (inclusive) in such a manner that from the day of their registration for trading up to 14th November 2009, every (series A) bond of a nominal value of NIS 0.84 will be convertible into one ordinary share of the company of a nominal value of US$ 0.001 (subject to adjustments as specified in Clause 10.3 of the conditions specified overleaf).

4.	Bonds (Series A) are issued in accordance with the deed of trust (hereinafter: “the trust deed”) dated 21st November 2006 that has been signed between the company and Hermetic Trusteeship (1975) Ltd. (hereinafter: “the trustee”).

5.	All the bonds (Series A) will be pari passu with each other in respect of the company’s obligations pertaining to the bonds (Series A) and there will be no prerogatives or preference for any one over another.

6.	This bond (Series A) is issued subject to the conditions specified overleaf and the terms specified in the deed of trust.

Transfer of this security directly or indirectly, within the United States or to or for the account or benefit of U.S. persons is prohibited except in accordance with the provisions of regulations promulgated under the Securities Act of 1933 (the “Securities Act”) (Rule 901 through Rule 905, and preliminary Notes) pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.
Signed with the Stamp of the Company which was affixed on 21.11.06

TopSpin Medical, Inc.

The conditions written overleaf
1. General
1.1	In this (Series A) bond, the following terms will have the following meanings unless a different meaning is intended in their given context:

“The company” and/or “the issuing party” TopSpin Medical Inc.

“Deed of Trust”	The trust deed signed between the company and the trustee on 21st November 2006 including the appendices attached thereto which constitute an integral part thereof;

“The prospectus”	The company’s prospectus which will be published, if it is published, upon registration of the (Series A) bonds for trading;

“The bonds”	The company’s bonds (Series A), or the bonds registered in a person’s name, the terms of which are (Series A) specified in this deed and which will be issued from time to time at the sole discretion of the company.

“The trustee”	Hermetic Trust (1975) Ltd. and/or any person who from time to time officiates as trustee of the holders of Bonds (Series A) in accordance with this trust deed;

“Register”	The register of (Series A) bond holders as defined in Clause 24 of the trust deed;

“The holders of bonds”	The persons whose names are (Series A) and/or “owners of registered at the time in the bonds (Series A)” Register of (Series A) bond holders and, in case of several joint holders, the joint holder whose name appears first in the register.

“Bond (Series A) Certificate”	A (Series A) bond whose text

appears in the first addendum to this trust deed;

“The law”	The Israeli Securities Law 1968 and the regulations promulgated under it from time to time;

“Principal”	The nominal value of the (Series A) bonds that are in circulation;

“Business day”	A day on which most of the banks in Israel are open for business;

“The stock exchange”	The Tel Aviv Stock Exchange Ltd.

“A trading day”	A day on which trading is carried out on the Stock Exchange.

“The Consumer Price Index”	The price index known as the

(“Index”)	“Consumer Price Index” (including fruit and vegetables) that is issued by the Israel Central Bureau of Statistics and Economic Research, and which relates to this Index even if another official institution has issued a different index, including any other official index that comes in lieu thereof, whether or not it is based on the same data as that on which the existing Index is based. If it is replaced by another index that is published by such a body of institution and that body or institution has not determined the ratio between its Index and the Index which it replaces, that ratio shall be determined by the National Bureau of Statistics, and in case the latter Bureau does not determine the ratio, it shall be determined by the Trustee who will, in consultation with economic advisers chosen by him, determine the ratio between the other index and the replaced Index;

“The replaced Index”	The most recently published Consumer Price Index;

“The basic Index”	The Consumer Price Index due to October 2006 that was published on 15th November 2006;

“The payment Index”	The known index on the day of any payment on account of principal or interest. However in case the known Index is lower than the basic Index, the Payment Index shall be the Basic Index.

“The private placement”	as defined in the Preamble to this agreement.

“The date of the private placement”	23 November 2006.

“Registration Company” -	the Registration Company of Bank Hapoalim Ltd. or any other registration company;
1.2	This bond is one of a series of bonds (Series A) registered in a person’s name of a total nominal value of up to NIS 50,000,000. Bonds from this series will be put on a pari passu security footing either on their own or in connection with undertakings of the company according to Bonds (Series A) and without prerogative or preference for one over any others.

1.3	The company will make every effort to see to it that the bonds are registered for trading on the Stock Exchange within a period of six months from the date of the private placement, subject to the provisions of the law. It is a prior condition for the company’s obligation to act for registration of the (Series A) Bonds for trading on the Stock Exchange that every holder of a Bond (Series A) convey to the company any information that it is reasonably required of him to convey — so that the Bonds (Series A) can be registered for trading – concerning himself and concerning the (Series A) bonds that he holds, as he is lawfully required to do, including by the United States Securities Authority.
2.	Date of repayment of the principal of the Bonds (Series A)

Subject to the other conditions of the bonds, the principal of the (Series A) Bonds will be repaid in a single payment on 30th November 2009. The principal of the (Series A) bonds is linked to the Consumer Price Index as specified in Clause 4 below.

3.	The interest

The non-cleared balance of the principal of the bonds shall carry an annual interest of 6% (“the interest rate”). The interest on the (Series B bonds) is linked to the Consumer Price Index as specified in clause 4 below.

The interest on the bonds shall be calculated and paid on 30 November of each of the years 2007 to 2009 (inclusive) (“the period of the interest”).

The first payment of interest on (Series A) bonds will be made on 30 November 2007 for the period beginning on the day of the private placement and ending on 30 November 2007, calculated according to 365 days of the year; accordingly the first rate of interest will be 6.1151 per cent.

The last payment of interest on the (Series A) bonds will be made on 30 November 2009 together with payment of the principal of the (Series A) bonds and against presentation to the company of the Bonds (Series A) certificate (“the date of the final repayment”).

The lawful income tax will be deducted from every payment of interest.

4.	The linkage terms of the principal and the interest

The principal and interest on the principal of the bonds will be linked in the following manner to the Consumer Price Index on the basis of the Basic index:

If it emerges, on the date any payment whatsoever is due to be made on account of the principal and/or the interest, that the payment index for that date was higher than the basic Index, the company will make that payment on principal and/or interest increased by the same ratio as the change in the payment index over the basic index, but in case it is found that the payment index is identical with or lower than the basic index, the payment index will be the basic index.

5	Fund payment and Interest on bonds
5.1	Interest will be paid to for Bond Holders on times specified in section 3 above according to stated conditions therein, to Bond Holders whose names appear in the Registry of Bond Holders as Holders at the end of the 8th day of November every year prior to the date of payment for any payment, with the exception of the final payment of interest and of the fund to be executed in return for the delivery of certificates for Bonds to the Company, to it’s registered offices or to any other place that the Company informs, and this no later than five (5) working days before the fixed date for payment of the final payment.

5.2	If the mentioned date for any payment of the fund or interest on a day that is not a banking day, the date will be postponed to the next banking day immediately following with no addition of any interest. A banking day is a day that banks in Israel are open for executing transactions.

5.3	The payment of the fund and interest will be subject to the linkage conditions as mentioned in section 4 above.

5.4	All payments according to Bonds to a creditor will made by check or bank transfer to accredited to the bank accounts of those people whose names appear in the Bond Holders Registry and it is mentioned in details provided in writing to the Company in advance, according to that mentioned in section 5.5 below. If the Company is not able, for any reason whatsoever, that is not within its control; to pay any amount to those having rights to such, the instructions in section 6 below will be applied.

5.5	A Bond Holder interested in informing the Company of his Bank Account details to be accredited with payments according to the Bonds mentioned above, or to change the details of the above mentioned account or instructions pertaining to the manner of payment, may do so by sending the company a registered letter. The Company will abide by the instructions only if the letter arrives at the registered address at least ten (10) day prior to the fixed date for payment of any payment according to the Bond.
In notification is received late by the Company, the Company will act regarding it only for payments whose fixed dates for payments are after the date of payment is adjacent to the date of receipt of the notification.

5.6	If the creditor did not provide in advance in writing details regarding his account, to which payments should be transferred according to the bond, all payments of this nature will be paid by check that will be sent by registered mail to the last registered address in the Bond Holders Registry. The dispatch of the check to the creditor will be considered as for all intent and purpose as payment of the stated amount on the date of dispatch by mail as mentioned and that it is cashed when legally presented for cashing.

5.7	All payment on account of the fund and/or interest, paid in arrears, that exceed three (3) working days from the fixed date of payment according to the mentioned Bond Certificate, and this being for reasons within the Company’s control, wear bear arrears interest as defined below beginning form the fixed date for payment until the actual date of payment. For this purpose the rate of Arrears Interest will be the rate stated in the bond as mentioned in the above section 3 with an additional 2%, all based annually. The Company will notify in a report to the Stock Exchange the exact rate of interest, including Arrears Interest two business days prior payment.
6	Abstention of Payment for Reasons Not Within the Company’s Control

Any amounts owed to the (A Series) Bond Holder, who have not actually been paid for any reason not within the Company’s control, even though the Company was prepared to effect such payment, will cease to bear and linkage differentials from the date fixed for payment and for which the (A Series) Bond Holder is entitled to receive those same amounts that he was entitled to on the date set for payment on account of the fund, interest and linkage differentials.

The Company will deposit with a Trustee, within 15 days from the fixed date for such payment, the unpaid amount for reasons not in the Company’s control, and this deposit will as mentioned be considered as payment of such amounts, and ion case of payment of all due amounts for the (A Series) Bond, even as redemption of the (A Series) Bond.

The Trustee will invest the said amount, within the framework of a trust account in his name and in his order an the order of all those same Bond Holders, in investments as permitted by the Certificate of Trusteeship and according to all laws of the State of Israel, and all as the Trustee find fit and subject to the instructions of the law. If the Trustee has so done, he will not owe the creditors for those amounts unless if the amounts received for the realization of the investments and after deducting expenses incurred for them. The trustee will hold the aforementioned amounts and will invest them in the manner as mentioned above for one year after the date of final redemption of the Bond. After this date, the trustee will return the accrued amounts, including profits earned from the investments, to the Company that will hold these amounts in trust for the Bond Holders.

7	Bond Holder’s Registry

The Company will hold and manage in its offices a registry of Bond Holders for all series, and in which the names of the Bond Holders, their addresses, their numbers and Nominal Value of the Bonds registered under their names. Also all transfer of ownership of Bonds will be recorded. The Trustee and all Bond Holders will be entitled to, at any reasonable time, to inspect the said register. The Company is entitled to close the register from time to time for a period or periods that will not be in excess of collectively more than thirty (30) days per year.

The Company does not have to register in the register any notification concerning any specific trusteeship, whether tacit or expected, or by forfeit or lien of any kind whatsoever or any beneficial ownership, claim or offset or any other right, regarding the Bonds. The Company will recognize only the ownership for the person under whose name the Bonds were registered and whose legal inheritors, his administrators of estate and executors of the registered owner’s Will and any person entitled to the Bonds as a result of bankruptcy of the all registered owners (and for a Corporation — in case of liquidation) will be entitled to register as their owner, after providing proof that in the Company’s opinion suffice as proof of the right to be registered as their owner.

8	(A Series) Bond Splitting and Transfer
[a]	All Bond Certificates can be split into a number of (A Series) certificates whose total nominal value of all bonds comprising them will be equal to the nominal value of the (A Series) Bond that were included in the certificate for which a request has been submitted. The splitting of the said certificate will be executed according to the request to split signed by the registered owners of the same (A Series) Bonds for whom the split is requested, In return for delivery of the certificate to the Company’s registered offices, for whose split is requested. The split will be executed within thirty (30) days from the end of the month in which the certificate was delivered together with the Request to Split at to the Company’s registered offices. The newly issued (A Series) Bonds certificates will each have are of nominal value to amounts in Whole New Shekels. All the issues involved with the split, including levies, if such exist, will be borne by the Requester of the Split.

[b]	Bonds can be transferred only for nominal amounts that are mentioned in Whole New Shekels. All transfer of bonds not executed through the Stock Exchange and subject that mentioned in section 2.6 of this Deed of Trust, and will be made with a Transfer Deed drafted in an accepted fashion for the transfer of shares, properly signed by the registered owner or his legal representatives, and also by the receiver of the transfer or their his legal representative in conjunction with the bonds to by transferred therein, and all other proof required by the company for proof of entitlement for the transferor to transfer them. Subject to the abovementioned, the regulations of the company regarding the manner of transfer of shares will be applicable, with changes necessary according to the circumstances., regarding the manner in which the bonds are transferred and the reason for the transfer. If there is a compulsory payment to be paid for the Transfer Deed of the Bonds, the Company will be provided with proof of payment by the requester for transfer, to the Company’s satisfaction.

It should be quite clear, that all expenses involved with the transfer, including levies, if any exists will be born solely by the requestor of the transfer.
(1)	In case of the transfer of only a part of the nominal amount of mentioned fund of the Bonds in this Certificate, the certificate will be split initially according as specified in the above section [a] into a number of resulting bonds as necessary. In a manner that the total nominal amounts of the fund will be equal to the nominal amount of the fund for the certificate of the said bond.

(2)	After all conditions have been met, the transfer will be registered in the Registry of Bond Holders.

(3)	All expenses and commissions involved in the transfer will be born by the transfer requester.
9	Early Redemption and Forced Conversion
9.1	After registration of the (A Series) Bonds for trade at the Stock Exchange:

If the Stock Exchange decides to delete the (A Series) Bonds from trade in circulation that the value of the public offer is less than the minimal amount determined in the Stock Exchange Guidelines concerning the deletion from trade, the Company will react in the following manner:
9.1.1	Within 45 days from the date of the Stock Market’s decision concerning deletion of the (A Series) Bonds from trade, the

Company will give notification of the date of Early Redemption in which the (A Series) Bond Holders are entitled to redeem them.

9.1.2	The date of Early redemption will be published in two common Israeli daily newspapers published in Hebrew, and will delivered in writing by mail to the registered (A Series) Bond Holders and to the Trustee.

9.1.3	The date of Early Redemption will not be earlier than thirty (30) days after publication and no later than 45 days from the said date, however not in the period between the fixed date for payment of interest and the actual date of payment.

9.1.4	On the date of Early Redemption the Company will redeem the (A Series) Bonds that their Holders requested to redeem, according to the balance of their nominal value, in conjunction with the funds accrued interest and linkage differentials until the actual date of payment of Early Redemption, in which the interest will be calculated proportionally for the period beginning the day after the final day for which the interest was paid until the date of the said Early redemption (payment of interest for part of the year will be calculated based on a year of 365 days).

9.1.5	In determining the date for the above mentioned Early Redemption there will be nothing to prejudice the conversion privileges and/or redemption as determined in the (A Series) Bonds for the (A Series) Bond Holders that are not redeemed on the date of Early Redemption as mentioned above, but the Bonds will be deleted from trade at the Stock Exchange.

9.1.6	Early redemption of the above mentioned (A Series) Bonds will not provide the any person holding the redeemed (A Series) Bonds as mentioned the right to payment of interest for the period following the date of redemption.

9.2	If the (A Series) Bonds are not registered for trade on the within 6 months from the private placement date, the bonds will not be converted into Com[any Shares, and they will stand for Early Redemption and the following instructions will be applicable:
9.2.1	Within one working day after the six month period form the private placement date, the Company will inform the (A Series) Bond Holders and the Trustee about the Date for Early Redemption that it will be on the first working day 17 days after the date of the said notification.

9.2.2	On the date of Early Redemption, the Company will pay the (A Series) Bond Holders the balance of the fund tat has not yet be repaid, and is index linked according to the instructions of the deed, and with interest as described below. For return of the balance of the fund, the company will pay 100 NIS for every the nominal value of 100 NIS for the (A Series) Bonds. In addition the company will pay the (A Series) Bond Holders interest at a rate of 5% for the period from the date of private placement until the date of Early Redemption. The Company shall notify the Stock Exchange of the exact interest rate and the final date of payment.
9.3	Forced Conversion

The company will be entitled, at any time from the end of 30 working days from the date of the private placement of the (A Series) Bonds and being subject to the registration of the (A Series) Bonds for trade on the Stock Exchange, and until the 30 November 2009 (inclusive), and subject to the that mentioned in this section, according to its exclusive discretion, without the (A Series) Bond Holders being provided the right of choice concerning the matter, to execute a forced conversion of the Bonds., subject to the existence of one of the cases (“The Determining Event”) described below:

[a]	The weighted average of the rate of company shares on the Stock Exchange for the last 30 days prior to the day of notification about execution of Forced Conversion (“The Average Share Price”) was in excess of an amount of 1 NIS. In this case the Company will be entitled to execute the (A Series) Bond’s Forced Conversion at a ratio of 0.84 NIS per Share.

[b]	The accrued amount of consolidated revenues from sales of products recorded by the Company in its books equal to or in excess of 15 million NIS (based on its quarterly or yearly financial reports) (“Sales Goals”). The Company will be entitled to execute the forced conversion according to this section, as of the later of the two dates: (1) the date of submitting the Sales Goals; (2) 31ST of May 2008 (the latter of the two dates will be known as “The Beginning of the Conversion Period”) and for a period of 4 months from the beginning of the conversion period. The rate of conversion in this case, will be determined in accordance with the weighted average, such that the conversion will be the average share price with a deduction of 10%, but no more than the amount of about 0.84 NIS. In the case that the Company meets it’s stated Sales Goals, the Company will provide notification of such in an immediate report to the Stocks an Equities Commission.
“Weighted Average” for the purposes of this section, the implication is the distribution the closing price product of the Company’s share on the stock market in the Company’s share trading volume on the Stock Exchange in NIS for each of the previous 30 days of trade, with the total trading volume of the Company Share on the Stock Exchange in NIS for the previous 30 days of trade.

Following is an example of a weighted average calculation (the following description is only as an example and it not to be considered representative of the expected company share rate for the date of conversion):

For convenience sake, 5 different stock market share rates will be taken into account for the previous 30 days of trade (each for a 6 day duration): 1 NIS (in a trading volume of 1,000,000 NIS), 1.1 NIS (in a trading volume of 2,000,000 NIS), 1.2 NIS (in a trading volume of 1,500,000 NIS), 1.3 NIS (in a trading volume of 2,500,000 NIS), and 1.4 NIS (in a trading volume of 1,000,000 NIS). The calculation will therefore be as follows: 1 NIS multiplied by 1,000,000 NIS multiplied by 6 and 1.1 NIS multiplied by 2,000,000 NIS multiplied by 6 and 1.2 NIS multiplied by 1,500,000 NIS multiplied by 6 and 1.3 NIS multiplied by 2,500,000 NIS multiplied by 6 and 1.4 NIS multiplied by 1,000,000 NIS multiplied by 6. Total: 57,900,000 NIS.

The total trading volume for the 30 days of trade was 6 multiplied by 1,000,000 NIS and 6 multiplied by 2,000,000 NIS and 6 multiplied by 1,500,000 NIS and 6 multiplied by 2,500,000 NIS and 6 multiplied by 1,000,000 NIS. Total: 48,000,000 NIS.

Accordingly, the weighted average is 57,900,000 NIS divided by 48,000,000 NIS, Equals 1.206 NIS.

In case that the conversion rate is higher than that of the price of the share on the Stock Market on the day preceding the notification of the Forced Conversion, the Company will not be entitled to realize the conversion on that said date.

In the case of the said Full Forced Conversion, the Company will provide immediate notification of such to the Stocks and Equities Commission, at least 30 days prior to the date of execution of the Forced Conversion and will report of such also to the Trustee. In the Notification will be included: (a) The date of execution of the said event; (b) the date of execution of the Forced Conversion; (c) the rate of Forced Conversions; (d) the details of the why the determined event is taking place. The

Notification for the occurrence of the determined event as mentioned will be signed by the Company’s MD.

On the date fixed for the Forced Conversion the Company will allocate Shares for the Company’s Share Bond Holders.

With the completion of the said Forced Conversion, the trustee transfer to the Company the full amounts deposited with the Trustee according to section 5 of this deed, with all accrued profits if at all, until the same date, and will remove the lien from the Bond’s trust account, as mentioned in section 5 of this deed.

It is made clear that the Bond Holder will not be entitled to payment of interest for the converted bonds preceding the determined date of eligibility to receive interest.
10	The Right of Conversion of (A Series) Bonds to Shares

After registration of the (A Series) Bonds for trade on the Stock Market:
10.1	The Conditions of Conversion

Commencing on the date of registration of Bonds for daily trade on the Stock Market up till the 14TH of November 2009 (inclusive) with the exception of the period from the 15TH of November till the 30TH of November (inclusive) for each of the years from 2007 until 2008 (inclusive) (“The Period of Conversion”, and each day of trade as mentioned will be known as follows: “The Date of Conversion”, and the last day of the Period of Conversion will be known as: “The End of the Period of Conversion”), the balance of the (A series) Bonds for the circulation at the time of conversion to Registered Regular Shares for a value of $0.001 nominal value each, and are fully repayable by the Company (“The Conversion Shares”), in a manner beginning from the date of registration for trade until the 14TH of November 2009 each 0.84 NIS nominal value Bond will be convertible to a regular share of a nominal value of $0.001 each, subject to adjustments as specified in section 10.3 below.

Any Bond Holder wishing to convert the balance of the nominal value of the (A series) Bond’s Fund in his holding for Conversion Shares (“The Converter”) will submit directly to the Company’s registered offices or by a member of the Stock Exchange on the date of conversion a written request for such on a form, to be determined by the Company, along with (A series) Bond Certificates to which the request refers (“The Notification of Conversion”).

In one Notification of Conversion the conversion of the balance of the nominal value of the fund can be requested for a number of (A series) Bonds registered under the name of the same holder and in this case all the (A series) Bond Certificates must be attached to which the Conversion Notification refers. In case of conversion of (A series) Bonds for shares according to this section for only a part of the nominal amount of them, the (A series) Bonds must first be split to a number of bonds required and in such a manner that the whole of the nominal amounts of the fund will be equal to the nominal value of these Bonds.

The forms of notification can be obtained from the registered offices of the Company and also from any other place where the Company delivers the notification. The Converter will sign any legally required document, as deemed necessary, in order to allocate the Conversion Shares. With the submittal of the request to convert the (A series) Bonds each requester will be considered as if he has declared that he is not a U.S. Person, and that he is not located in the USA at the time of conversion and that he is not converting (A series) Bonds for a U.S. Person as mentioned and/or for a person in the USA.

The day that the Stock Exchange Clearing House receives notification from a member of the Stock Exchange concerning the Conversion of

Bonds that meets all the conditions specified in the prospectus, it will be considered as the day of Conversion (“The Date of Conversion”).

If the Converter did not meet all the conditions for full conversion of the (A series) Bonds, the Notification of Conversion will be considered null and void, and the (A series) Bond Certificates will be returned to the requester.

A Notification of Conversion submitted to the Company cannot be annulled or modified. The requester will not be entitled for any part of the Conversion shares allocation, however if any surplus shares that come into existence at the time of conversion, if any come into existence, will be sold by the Trustee appointed by the Company for this purpose, in the Stock Market, within 30 days following the accruement of surplus whole shares of a reasonable amount for their sale in the Stock Market, taking into consideration the entailed costs, and the net return from their sale will be divided between the benefactors accordingly within 14 days from the date of sale. No checks with a value les than 50 NIS will be sent and such amounts can be received at the Company’s offices.

Conversion Shares will be bestow their owners with the full rights of participation for the full dividend and other distributions that the date determining the eligibility to receive them is the Date of Conversion or following it, and will be of equal rights in all respects to the regular shares of $0.001 nominal value in existence and the company’s capital at that time.

The converted (A series) Bonds will be removed from the circulation on the date of their conversion and will be completely null and void retroactively from the date of conversion, from the date of allocation of conversion shares in their place, and will not bestow any right whatsoever following the final date for payment of interest that the determining date for which occurs prior to the date of conversion (and which should have been paid together with the (A series) Bond Fund, and if the requester did not realize his right to convert the (A series) Bonds to shares as aforementioned).

All or part of the (A series) unconverted Bonds will no longer bestow the Holder with any right whatsoever to convert to conversion shares, and the right of conversion for them will be null and void after that date.

10.2	The Time table for Conversion

The Stock Market Clearing House’s by laws concerning timetables for execution of an instruction for conversion of Bonds determine the following:
[a]	A clients notification concerning conversion delivered by 12 o’clock pm to the Member of the Stock Exchange’s Company’s offices, delivered by the Company to the Clearing House no later than 12 o’clock pm on the following trading day.

[b]	The Clearing House receives the notification from the Member of the Stock Exchange concerning the conversion by 12 o’clock pm, the Clearing House will debit the Stock Exchange and in turn credit the Company of the records, And this no later than 12 o’clock pm on the following day of trading.

[c]	The Company received record of credit notification as mentioned in the above subsection [b] by 12 o’clock pm, it will transfer the Conversion Request to the Issuing Company’s offices no later than 12 o’clock pm on the following day of trading.

[d]	All notifications mentioned in the above subsections [a] to [c] received later than 12 o’clock pm of a trade day, will be considered as being received earlier than 12 o’clock pm of the following day of trading.

[e]	Despite that appearing above, on the final day prior to the final redemption or prior to a partial ex. redemption, whichever is the case, the members of the Stock Exchange’s Clearing House must transfer for clearing the Final Conversion requests by 12 o’clock pm. The conversion will be executed on that very same day. A member of the Clearing House not submitting the request by the stated time will be considered as not having realized his rights.

[f]	If the final date for conversion of (A Series) Bonds or the final date of conversion prior to the partial redemption is not a day of trade, the said date will be postponed until the next day of trade.

[g]	Within one working day from the date of conversion, the Company will allocate for any requestor the conversion shares to which he is entitled by means of Share Certificates, and in light of the approval of registration for trade for the conversion shares on the Stock Market, the Company will proceed to immediately register the Conversion Shares on the Stock Market.
10.3	The Instructions for the Protection of (A Series) Bond Holders During the Period of Conversion
10.3.1	The distribution of Bonus Shares

If the Company distributes Bonus Shares, the rights of the (A Series) Bond Holders will be preserved in the manner specified below:
[a]	If the Company distributes Bonus Shares from the private placement date until the end of the conversion period, the (A Series) Bond Holder’s rights will be preserved such that immediately following the determining date the number of shares that the (A Series) Bond Holder is entitled to will be increased with their conversion, and this is by supplementing the number of shares that the (A Series) Bond Holder was entitled to as bonus shares if he had converted his (A Series) Bonds on the determined date.

[b]	The allocated bonus shares as mentioned, will entitle the owners to participate in the full dividend in cash and in any other distribution that the determining date for receipt is the conversion date of following it, And will be equal to the rights on all respects to the regular shares with a nominal value of $0.001 US in which the company’s capital was issued on the date of conversion.

[c]	The (A Series) Bond Holder will not be entitled to an allocation of part the above mentioned bonus shares, however if any surplus shares that come into existence at the time of conversion, will be sold by the Trustee appointed by the Company for this purpose, in the Stock Market, within 30 days following the date of the above mentioned allocation and the net return from their sale (less deductible sales expenses and compulsory payments and levies) will be divided between the within 14 days from the date of sale. No checks with a value les than 50 NIS will be sent and such amounts can be received at the Company’s offices.

[d]	The method of adjustment in non modifiable.

[e]	The number of conversion shares to which the (A Series) Bond Holders will be entitled to will be adjusted only in case the distribution of the said bonus shares, and not in the case of other issues whatsoever (including issue to interested parties), with the exception of the issuing of rights as specified in section 10.3.2 below.
10.3.2	The Issue of Rights

From the date of the private placement until the date of the end of the conversion period, if the owners of regular company shares are offered, by way of an issue of rights, equity of any kind whatsoever, that the date determining the eligibility to receive them is prior to the date of conversion, the number of shares resulting from the conversion will be adjusted bonus element of the rights as expressed in relation to the rate of the share on the stock market on the determining day to the prime rate (“ex. rights”) . The system for adjustment is non modifiable.

10.3.3	Adjustment for the distribution of a dividend

If the Company distributes a cash dividend, whose date determining the eligibility to receive it is later than the date for the private placement and prior to the clearing the payment of the bond fund, the rate of conversion will be adjusted to the (A Series) Bonds in circulation by the relative product between the prime ex. Dividend and the closing rate determined by the Stock Market on the date determining the eligibility to receive the dividend. The company will give notice of the adjusted rate of conversion as mentioned no later than the date the Company’s ex. shares are traded to be paid as a dividend. The conversion rate of the (A Series) Bonds will be adjusted for distribution of the cash dividend – but not for any other distribution.

10.3.4	Additional instructions for the protection of Bond Holders during the period of conversion.

From the date of the private offer and as long as the (A Series) Bonds from this issue have not been converted, but in any case by no later than the end of the conversion period, the following instruction will be applicable:
[1]	The Company will keep a sufficient number of Shares of a nominal value of $0.001 US of its registered capital, to ensure the likely allocation of shares that are likely to be resulting from the conversion of (A Series) Bonds in circulation from time to time, and if necessary the

Company will call for the increase of the registered capital accordingly.

[2]	If the company merges the $0.001 US nominal value shares in its issued capital for shares of a higher nominal value or have them divided into subdivisions to shares of a nominal value less, diminished or increased, as the case may be, The number of conversion shares allocated resulting from the conversion of the (A Series) Bonds following the said action. In this case the instructions in this section must be adhered to, subject to necessary modifications.

[3]	The Company will place at the (A Series) Bond Holders disposal at its registered offices during normal work hours, a copy of the periodic and intermediate financial reports. Any (A Series) Bond Holder, who submits a written request, will be sent a copy of the above mentioned reports by the Company.

[4]	Within ten days of any adjustment to the conversion rate or the number of conversion shares, the company will publish a notification of such in two common Israeli daily newspapers published in Hebrew, concerning the rights of the (A Series) Bond Holders to convert the bonds into Company Shares, while mentioning the period of conversion, the rate of conversion and the number of conversion shares that the (A Series) Bond Holders are entitled to as a result of the conversion at that time.

[5]	In additional to the aforementioned notification and no later than three weeks and no earlier than four weeks before the end of the period of conversion, the Company will release a notification in published in two common Israeli daily newspapers published in Hebrew, and will delivered in writing by mail to the registered (A Series) Bond Holders and to the Trustee. The holders registered in the (A Series) Bond Holders registry, one month the before the end of the conversion period, concerning the final date for the conversion of (A Series) Bonds. The notification as mentioned will state the rate of conversion and the number of conversion shares, the number of bonus shares that the (A Series) Bond Holder is entitled at the time of the conversion during this period.

[6]	The Company will not divide and will not offer the share holders of the $0.001 US nominal value shares a dividend or bonus shares or n offer of rights for equity whatsoever, unless the date determining the right to receive them is at least ten working day later then the publication of the Company’s notification concerning the division.

[7]	The Company will refrain from any action, including the division of bonus shares, that is likely to cease the reduction in conversion share price to that lower of its nominal value.
10.4	Voluntary Liquidation
[a]	In the case a decision is made to voluntarily liquidate the Company, the Company will provide written notification to the (A Series) Bond Holders in currency at that time, and will also publish in two common daily Israeli newspapers in Hebrew. All (A Series) Bond Holders will be entitled to if so desired, to be considered as if he realized his right of conversion for this on the eve of the decision, this only if he informs the company concerning his wish within three months from the date of the notification.

[b]	In this case the (A Series) Bond Holders will be entitled to participate in the division of surplus possessions of the Company in liquidation (following the clearing of all its debts) between share holders and this to an amount the company’s liquidator would receive if he was a Share Holder in the Company on the eve of the making of the decision for liquidation as a result of the (A Series) Bonds in its possession, After deducting amount of interest paid for those (A Series) Bond on the date of decision or at a later date (with the exception of the interest whose date for payment is prior to the date of the decision, even if it was paid on the date of the decision or at a later date); and that the (A Series) Bond Holder was not entitled to any payment according to the A Series) Bond whose date for payment is later than the date of the decision.
11	The Purchase of (A Series) Bonds by the Company or by a Subsidiary

The company preserves the right to purchase at any time whether on the Stock Market or whether externally, (A Series) Bonds at any price it thinks right, and this is without derogating from the Duty of Payment of the (A Series) Bonds that are held by others apart from the company. In the case of a purchase as mentioned by the Company, the Company will immediately notify in a report and will give notice of this to the Trustee.

(A Series) Bonds purchased by the Company will be made null and void and deleted from the Stock Market trade. And the Company will be entitled to reissue them.

12	The Allocation of Additional Bonds

The Company is entitled to issue at any time and from time to time, without the need for the consent of Bond Holders or the Trustee, including the Company’s subsidiaries, according to all instruction in law, additional (A Series) Bonds, for any price and by any means the Company thinks right including at a discount rate (higher or lower) different than the rate determined in the offered bond conditions according to this deed (and in that case, subject to all restrictions detailed in this deed, including section 2.9 of this deed). Subject to this, the bond’s Deed of Trust will be applicable for all additional bonds as stated of the same series that will be issued by the Company, and this will be applicable from the date of issue, as the law of bonds from the same series that was initially registered fro trade. In addition, in the case mentioned and according to that specified in section 18 below, the payment for the additional bonds will be deposited in the trust account and the Company will treat this money in the manner specified in section 18 below.

In the case of a future issue of additional (A Series) Bonds, at a discount rate different to the discount rate regarding the issue of the (A Series) Bonds according to this deed, the Company will refer the matter to the Tax Authorities in order to receive approval for the matter of tax deduction at source from the interest on the (A Series) Bonds and determine for the Bonds a uniform discount rate according to a weighted formula the different discount rates (including the lack of discount, whichever is relevant), for the (A Series) Bonds issued from within the series (“The Weighted Rate of Discount”). In the case that the said approval is received, the Company will calculate the weighted rate of discount for all of the series’ bonds, and will immediately publish a report, prior to the broadening of the said series, the additional weighted rate of discount, uniform for the whole series, and will deduct tax on redemption dates of the bonds of the series according to the weighted discount rate and according to all instructions of law. In the said case all additional instruction of law regarding the taxation of the discount fee will apply. If no said approval is received from the Tax Authorities, the Company will deduct tax at source from the discount fees for all the (A Series) Bonds according to the highest discount rate created for this series. In this case the Company will immediately publish a report, prior to the broadening of the said series, the rate of discount determined for the whole series as mentioned. The Company will; deduct tax at source of the date of redemption of the (A Series) Bonds, according to the rate of discount that will be published as said and according to the instruction of law.

In case of an increase of the series of (A Series) Bonds, for any reason whatsoever, if the determined discount rate within the framework of the (A Series) Bonds will be higher than discount rate on the eve of the increased of the series, there may be possible cases that the Company may deduct tax at source for the discount rate higher than the discount fees determined for the (A Series) Bond Holder prior to the increase of the series (“The Surplus Discount Fees”), and this whether approval from the Tax Authorities determining a uniform rate of discount for the series was received or not. A tax payer holding (A Series) Bonds prior to the increase of the series until the date of redemption of the Bonds in his holding, will be entitled to submit a Tax Report to the Tax Authorities and receive a rebate to the amount of tax deducted from the surplus discount fee, if he is so legally entitled.

13	Waiving; Compromise and Modifications to the (A Series) Bonds Conditions

Subject to the Stocks and Equities Law and Regulations thereof, the Bond’s Trustee will from time to time and at any time, or in any other case, if he is convinced that there is a case of fundamental harm to the rights of the Bond Holders, to waiver all breaches or non fulfillment of any of the Bond or Deed of Trust conditions by the Company.

Subject to the Stocks and Equities Law and Regulations thereof, and with prior approval received from the General Assembly of Bond Holders with a 75% participation with a vote that the Bond Holders were present at, or by their representatives, by at least fifty percent (50%) of the nominal value of the un-cleared balance of the Bond Fund, or by a postponed meeting that the Bond Holders were themselves present at or by their representatives, at least ten percent (10%) of the said balance, the Trustee will be entitled to, whether prior to or after the Bond Fund is to be paid off, to reach a compromise with the company concerning every Bond Holder’s right or claim for any of them to agree with the Company for any arrangement of his rights, including to waiver all his rights or claims and/or those of any other Bond Holders against the Company.

Subject to the Stocks and Equities Law and Regulations thereof and from any other law, the Company and the Trustee are entitled to whether prior to or after the Bond Fund is to be paid off, to modify the Deed of Trust and/or the Bond Conditions if any of the following is are relevant:
13.1	If the Trustee is convinced that he is not essentially harming the rights of the Bond Holders.

13.2	If the proposed modification is approved of by a special decision received at the Bond Holder’s General Assembly, at which the Bond Holders were themselves present or by their representatives by at least fifty percent (50%) of the nominal value of the un-cleared balance of the Bond Fund, or by a postponed meeting that the Bond Holders were themselves present at or by their representatives, at least ten percent (10%) of the said balance.
The Company will immediately provide a report concerning any modification to the Deed of Trust and/or the Bond Conditions according to the above section.

Despite that mentioned in this section, in line with the Stick Exchange’s directives, the conditions of the Bonds relating to the Dates of Conversion, the Rate of Conversion and accordingly in the case of the distribution of Bonus Shares and in case of an offer in the way of rights, are non modifiable, and however the Company is entitled to modify the Period of Conversion or the Rate of Conversion of Convertible Equity issued by the Company, Solely if the matter is done within the framework of an arrangement or a compromise, which has been approved of by the courts, according to section 350 of the Companies Law. Also the method of linkage in the case of the distribution of a dividend is non modifiable.

In all cases that the Trustee’s Rights are invoked according to this section, the Trustee is entitled to demand from the Bond Holders to deliver to him or to the Company the Bond Certificates, for the recording of a remark concerning any compromise, waiver, modification or correction as mentioned and in accordance with the Trustee’s demand the Company will record a remark as mentioned.

14	The Assembly of (A Series) Bond Holders

The general Assembly of (A Series) Bond Holders will convene and be conducted in accordance with that mentioned in the Second Appendix of the Deed of Trust.

15	Receipts as Proof

Without prejudicing any of the conditions of the Bonds, receipt signed by any of the (A Series) Bond Holders will constitute proof of full clearing of any payment made by the Company for the particular (A Series) Bond.

16	Replacement of (A Series) Bond Certificates

In case a (A Series) Bond certificate becomes worn out, lost or destroyed, the company will be entitled to issue another (A Series) Bond in its place under the same conditions, in relation to the proof, indemnity and covering costs incurred ob the company in order to clarify the right of ownership of the (A Series) Bonds to which the replacement certificates relate, as the Company thinks right, on condition that in the case of wear, the worn Bond Certificate will be returned to the Company prior to issue of a new certificate. Levies and other expenses incurred for the issue of the new certificate will be born by the requester of the said certificate.

17	Immediate Settlement
17.1	Offering for immediate settlement by the Trustee

The Trustee will be entitled to, subject to that mentioned below, to offer for immediate settlement the remaining balance of un-cleared dentures and all if one or more of the cases mentioned below occur, in this section below the instruction of section 17.3 will apply as below.
17.1.1	If the Company does not pay amounts owed concerning the bonds within 60 days following the date of payment.

17.1.2	If a Provisional Liquidator is appointed by the courts or if a decision has been reached to liquidate the Company (with the exception of liquidation for the purpose of merging with another company and/or a change to the Company’s structure) and the appointment as mentioned or the decision reached as said are not cancelled within 60 workdays from the date they given.

17.1.3	If one of the following cases happen, the Trustee and/or the Bond Holders, with reaching a special decision as mentioned above, will constitute an endangerment of the Bond Holders rights:
17.1.3.1	If there is an imposed attachment on essential company’s assets and the attachment in not removed within 60 days.

17.1.3.2	If actions are taken by the Bailiffs against essential company assets, and the action is not cancelled within 60 days.

17.1.3.3	If an official receiver is appointed to the Company and/or to its essential assets, and the appointment is not cancelled within 60 days.

17.1.3.4	If the Company discontinues its payments and/or gives notification of its intentions to discontinue payments and/or if there is an essential suspicion that it will discontinue its payments and/or halt it dealings and/or if it intends to halt its dealings and/or if there is an essential suspicion that it will halt the management of its dealing.

17.1.3.5	If the Company is liquidated or erased for any reason whatsoever.

17.1.3.6	If any other event occurs that in the Trustee opinion constitutes a fundamental impingement and/or may cause a fundamental impingement on the Bond Holders rights.
17.2	Despite the above mentioned, the Trustee will not offer the (A Series) Bonds for immediate payment, unless one of the following cases is met:
17.2.1	If the Trustee gave written notice in advance to the Company regarding its intention to act, and the Company did not fulfill after the said notice within 30 days from the date of receipt. In the said notice the Company will be requested to bring about the annulment and/or the cessation of the case as one of the cases mentioned above, that because of it the notice was given.
17.3	The General Assembly of the (A Series) Bond Holders will be Convened for the Following:
17.3.1	The Trustee will be obligated to convene an (A Series) Bond Holders assembly whose date for assembly will be 30 days following calling for the convention (or at an earlier date according to section 7.2.4 below) and whose agenda will be to decide about the offering the immediate settlement of all the remaining balance of un-cleared (A Series) Bonds due to the occurrence of one of the events specified in the subsections of the above section 7.1.

17.3.2	In the case that up till the date of convening the Assembly, none of the above events specified in the subsections of the above section 7.1 were nullified or removed, and the decision of the said Bond Holders Assembly reached a special decision (as defined in the Second Appendix of this Deed), the Trustee will be obligated, within a reasonable amount of time, to offer for immediate settlement the remainder of the un-cleared balance of (A Series) Bonds.

17.3.3	Copies of the Assembly Convention Notification will be sent by the Trustee to the company immediate on publication of the notification and this will serve as written advanced notice to the Company as mentioned of its intention to act.

17.3.4	The Trustee will be entitled to according to its own discretion to shorten the time of 30 days as specified (in the above section 7.2.1) in case that the Trustee is of the opinion that any postponement in offering the Bonds for immediate settlement endangers the rights of the (A Series) Bond Holders.
18	Assuring the (A Series) Bonds
18.1	By the date of Private Placement the Trustee will open an account in one of the five largest banks in Israel, using its own discretion, to which full amounts from the special account of the Issue Coordinator will be transferred and in which will be deposited I this account following the summary of the results of the private placement and also, an additional amount of some 4 million NIS which will be transferred by the Company by the date of the Private Offer (“The Deposit”) (“The Trustee’s Account”). As long as the (A Series) Bonds are in circulation, the Trustee will have signature rights for the Trust Account in a manner that any withdrawal of funds from the Trust Account or transfer of funds to a third party and the execution of investment into the Trust Account according to the instructions of this Deed, will necessitates the Trustee’s signature. The Trustee shall sign such withdrawal, transfer or performance of investment only after getting the instructions to do so from the Company.

18.2	The deposit will be invested by the Company in Deposits or Shekel Bonds that are issued by the State of Israel or Dollar Linked Bonds.

18.3	As an assurance that all conditions of the denture will be completely and accurately fulfilled, and the conditions of the Deed of Trust, to ensure the full payment of all the fund’s amounts, the interest and the linkage promised in the Bond and Deed of Trust, the Company will mortgage in favor of the Trustee a fixed mortgage (for its rights in the Trustee’s Account) and current (for funds to be deposited in the Trustee’s Account from time to time) in the first degree, with no limitation of amount, its rights in the Trust Account and all the deposited funds therein and all profit earned from them. The execution of mortgage will be executed and registered, simultaneously with the deposit of the funds in the trust fund.

18.4	The Trustee will treat the deposit in the following way: the Trustee will transfer the deposit to the Company only after the (A Series) Bonds have been registered for trade on the Stock Market and subject to the occurrence of one of the cases mentioned below: (1) with the receipt of notification from the Company concerning the execution of Full Forced Conversion of the bonds as specified in section 6.3 of the deed, the Trustee will transfer the deposit to the Company, with all its profits after the deduction of tax and expenses for the management of the fund, as accrued, until the same date, and will remove the mortgage from the Trust Account, if the company’s mortgage on the Trustee’s Bond Account has not yet expired, in light of the occurrence of one of the conditions in section (2) and (3) below: (2) If with receipt of notification from the Company concerning the execution of full or partial Early Redemption as mentioned in section 6 of the deed, if indeed one is received, the Trustee will permit the Company the use of deposit, with all its profits, as may have accrued until the same date, for the Early Redemption as mentioned. If in case the Early redemption is a Full Redemption, the Trustee will transfer the balance of the funds remaining in the Trustee Account after the deduction of tax and expenses for the management of the fund, as accrued, until the same date and will remove the mortgage from the Trust Account, if the company’s mortgage on the Trustee’s Bond Account has not yet expired, in light of the occurrence of one of the conditions in section (1) and (3) of this section: (3) If with receipt of a notification signed by the MD of the Company by the Trustee concerning the reaching one of two milestones described below, the trustee will transfer half (50%) of the deposit, with all its profits that may have been accrued, and to whatever amount, until such date. In continuance, when the Company reaches the second milestone described below, the Trustee will transfer the balance of the funds remaining in the Trustee Account after the deduction of tax and expenses for the management of the fund, as accrued, until the same date and will remove the mortgage from the Trust Account, if the company’s mortgage on the Trustee’s Bond Account has not yet expired, in light of the occurrence of one of the conditions in section (1) and (2) above. The said milestones are described below:
[a]	Receipt of the European Union’s approval to market the Group’s Imaging Catheter according to CE Marking Standard on behalf of the European Notified Body from one of the Member States of the European Union.

[b]	Receipt of approval to market the Group’s Imaging Catheter in The USA on behalf of the FDA (Food & Drug Administration).
It should be clarified herein that the Trustee will be entitled to transfer the deposit described in section (1) and (3) above, only following the registration if there is such registration, of the (A Series) Bonds for trade on the Stock Market.

18.5	In any case of (non forced) conversion of bonds into Company Shares, the Trustee will immediately transfer to the Company after receiving approval of the conversion, an amount from the deposited funds, equal to the amount of the nominal value of the bonds that were converted into the shares as mentioned.

18.6	It should be clarified herein, that the Company will be entitled to pay the interest on the (A Series) Bonds along with the linkage differentials, on any date determined for the payment of the said interest in section 3 of the conditions recorded on the opposite side of the attached page, furthermore, from the amounts that have accrued in the Trust Account. The Company will notify the Trustee by a letter signed by the Company and authorized by the Company’s accountant; the mentioned amount to be paid 7 days prior to any date of payment of interest and the Trustee will transfer to the Company these amounts no later than 7 days after receiving the said letter from the Company.

18.7	It should be made clear that, with the exception of the mortgage on the Trust Account, as mentioned above, the Company will be entitled to mortgage its capital, fully or in part, for all mortgages and in any manner whatsoever, without the necessity whatsoever for the trustee’s consent.

18.8	The Company will be entitled to issue at any time, and without being need for the Trustee’s consent and/or the Bond Holders consent, an additional series of bonds (including (A Series) Bonds), whether they bestow the right of conversion to Company Shares or not bestowing the right of the said conversion, and under the same conditions of redemption, interest, linkage, degree of settlement in case of liquidation and other conditions that the company thinks rights, whether they be preferential over the conditions of the Bond, equal to or inferior to them, regarding the Discount Rate in case of an issue of additional (A Series) Bonds as mentioned, see section 12 of the conditions recorded on the opposite side of the page attached to the deed.

18.9	The Bonds will be offered with a degree of security equal to the pari passu with themselves regarding the Company’s commitments’

according to the bonds, and with no first rights or priority of one over the other.

18.10	In order to remove any doubt, it should be made quite clear that the Trustee has no obligation to examine, and in actuality the Trustee has not examined the economic value of the of the securities that were offered and/or will be offered (if at all) to ensure that the payment to the (A series) Bond Holders in its contractual commitment by this Deed of Trust, and with the Trustee’s agreement to serve as Trustee for the A series) Bond Holders, the Trustee does not voice an opinion, specifically or implied, as to the economic value of the securities, that were offered and/or will be offered (if at all) by the Company. Also the Trustee does not voice an opinion as to the capability of the Company to meet all its commitments towards the (A series) Bond Holders.
19	Taxation

For details concerning the taxation of the offered (A series) Bonds and (Series 2) Warrants (hereinafter conjointly “The Offered Equity”) see the Third Appendix to this deed.

20	Notifications

All notifications on behalf of the Company and/or the Trustee for the Bonds will be notified in the publication in two (2) common daily Israeli newspapers in Hebrew or by the dispatch of the notification by registered mail according to the last address of the Bond Holders as registered in the Bond Holder’s registry, and that all notifications’ published or dispatched as mentioned will be considered as being delivered to the Bond Holders on the said day of publication or after three (3) days following the date of dispatch by mail, all according to the case in hand.

Copies of the notifications and invitations sent by the Company to the Bond Holders will also be sent to the Trustee.

Copies of the notifications and invitations sent by the Trustee to the Bond Holders will also be sent to the Company.

TopSpin Medical Inc.
Second Addendum
(A series) Bond Holders Assembly
[a]	The Bond Trustee or the Company is entitled to convene the Bond Holders to the Bond Holders Assembly. If the Company invites the Assembly, it must immediately send written notification to the Trustee concerning the place, day, and time in which the Assembly will take place and also the topics on the agenda to be brought up for discussion.

[b]	The Company will also have to invite to the said Assembly by written demand from the Trustee or by Holders with at least a ten percent (10%) of the nominal value of the un-cleared balance of the Bond Fund.

[c]	For every Bond Holders Assembly, the Bond Holders and the trustee will be given advanced notification of fourteen (14) days at least, in which will be specified the place, day and time of the Assembly, and also it will be mentioned in general terms the topics that will be discussed at the Assembly. In case the invitation to the Assembly is from the Trustee, the said notification will be given to the Company.

[d]	In case the purpose of the Assembly is to reach a special decision advanced notification of at least 21 days must be given and it must detail the principals of the proposed decision.

[e]	The trustee will be entitled to shorten the date of provision of advanced notification if he thinks that the postponement of the Assembly constitutes a breach of the Bond Holders rights.

[f]	Any Notification on behalf of the Company or the Trustee to the Bond Holders, can be given means of a poster published in two (2) common daily Israeli newspapers in Hebrew, or by dispatching to each Bond Holder by registered mail according to the last registered address in the registry, and any notification published or dispatched as previously mentioned will be considered as being delivered on the day of publication in the newspaper or after three (3) working days following the dispatch by mail, whichever is relevant.

[g]	In addition, in case of an invitation to the Assembly on by the Company or by the Trustee the Company will publish an immediate report according to law.

[h]	No decision will not be overruled if legally reached in the said Assembly, if by error no notification was given to the Bond Holders regarding the Assembly by less than ten percent (10%) of the nominal value of the un-cleared of the balance of the bond fund or if the said notification is not received by the holders as mentioned and only if a report of it as published according to the law.

[i]	The Assembly Chairman will be a person appointed by the Trustee. If the Trustee did not appoint a chairman, as mentioned or if the person appointed by the trustee is absent from the Assembly, the present Bond Holders (or their representatives) will select from amongst themselves a chairman. The Bond Holders Assembly will open after it has been proven that there is a legally required quorums present to begin the discussion.

[j]	Subject to there being a required quorum, it is required for the legal dismissal of the trustee, in the Bond Holders Assembly, with the exception of what is specified in this section, two (2) bond holders present themselves will constitute the legal quorum or by means of their representatives and the Bond Holders or the representatives together of at least ten percent (10%) of the nominal value of the un-cleared balance of the Bond Fund at that time.

[k]	If within half an hour from the time set for the beginning of the Assembly there is not a legal quorum present, the assembly will be postponed till the same day of the following week, at the same place at the same time (without the need for additional notification) and in case this day is not a workday — the following day after that (without the need for additional notification), or for a another day, pace and time determined by the inviter of the Assembly, under the condition that the inviter gives a seven (7) day advanced notification of the occurrence of the postponed assembly as mentioned, in the same manner that notification was given for the original assembly, and will stated that if there is not a legal quorum present at the postponed assembly of tow (2) Bond Holders themselves or by their representatives, without regards to the percentage of the nominal value of the bonds in their holdings. A notification as mentioned can be given for which notice for the postponed assembly is based on.

[l]	If there is no legal quorum for the postponed Assembly as mentioned, two Bond Holders who are present themselves or their representatives, holding any amount whatsoever of bonds will be a legal quorum.

[m]	With the consent of the Holders the majority of the nominal value of un-cleared balance of the Fund’s Bonds present at the Assembly themselves or by their representatives, at which a legal quorum was present, the chairman is entitled to, and if called on by the Assembly he is obligated to postpone the assembly from time to time and from place to place, as the assembly decides. If the Assembly is postponed for ten (10) days or more, notification will be given for the postponed Assembly in an identical manner for which the first Assembly was notified (including an immediate report). With the exception of the above mentioned that the Bond Holders will not be entitled to receive any notification for the postponed Assembly and/or the matters to be discussed at the postponed Assembly. Only matters that could have been discussed at the Assembly in which the postponement was decided will be discussed at the postponed Assembly.

[n]	In an Assembly convened to reach any of the decisions specified below (“The Special Decision”) a legal quorum will be considered when there are present at the Assembly at least fifty percent (50%) of the nominal value of the un-cleared balance of the Fund’s Bonds if if in a postponed Assembly in which are present themselves or by their representatives at least ten percent (10%) of the mentioned balance:
[1]	A modification to the Deed of trust;

[2]	An arrangement of reorganization of the Company with any other company;

[3]	An repair, modification or fundamental arrangement of the Bond Holders rights, whether the rights are derived from the Bond, Deed of Trust or from something else , or from any fundamental compromise or waiver regarding these rights;

[4]	Offering for immediate settlement of the Bonds;
[o]	It should be clarified herein, that a legal quorum of Bond Holders for holding a General Assembly to reach a special decision and in the counting of votes in favor of the special decisions as mentioned, votes will not be taken into account of those bond Holders who hold control of the Company, in companies in the controlling parties control and companies connected with the Company, as the terms are defined in the Stocks and Equities Law, with the exception of the anyone of the abovementioned who is an investor included with the investors in the First Appendix of the Stocks and Equities Law (regarding section 15a(b)(1) of the Stocks and Equities Law), who does not invest for himself, whose vote will be taken into account.

[p]	The manner of voting for the Company’s (A Series) Bond Holders Assembly if and as long as no detailed directives and/or arrangement in the Stock Exchange’s Clearing House bylaws in relation to the voting of the Assembly of Companies incorporated outside of Israel and who are issued on the Tel Aviv Stock Exchange Ltd:

The following procedure apply for will in any cases that the (A Series) Bond Holders General Assembly is convened in relation to non registered Bond Holders:

The (A Series) Bond Holders for whom an (A Series) Bond is registered with a member of the Stock Exchange on the Determining Date and the same (A Series) Bond is included in the registered (A Series) Bonds under the name of the Registration Company of Bank Hapoalim Ltd. (“The Registration Company”) who will request to vote in the General Assembly will contact the Stock Exchange member with whom his (A Series) Bond Rights are registered as mentioned and will request from the Stock Exchange member to act, though the Stock Exchange Clearing House, to receive power of Attorney from the Registration Company under his name or any authorized name on his behalf.

An (A Series) Bond Holder for whom the (A Series) Bonds are registered with the member of the Stock Exchange on the Determining Date can participate in and vote in the General Assembly only after submitting his Power of Attorney as mentioned, and he is not able to prove ownership and participate in voting by presenting submitting proof of ownership (as according to the meaning of this term in the Companies Law) from the Stock Exchange member regarding his holdings of (A Series) Bonds on the Determining Date.

The Registration Company will contact the Stock Exchange Clearing House and request that the Clearing House approve that all the requests for Power of Attorney that were delivered to it as mentioned, according to the list of the requested amount with the all Clearing House members, were indeed held, on the determining date for the purpose of the Assembly, by the members of the Clearing House as specified in the list. Following receipt of the Clearing House’s approval as mentioned, the Registration Company will issue the (A

Series) Bond Holders with Power of Attorney in accordance with the requests for Power of Attorney, in which the Registration Company will grant Power of Attorney to each and every one of the unregistered (A Series) Bond Holders to vote in the aforementioned General Assembly under its own discretion for the Holder’s nominal value and will specify that each one of them is eligible to notify the Company up till the date of the Assembly his Power of Attorney in which he grants Power of Attorney to another person to vote in his name.

If and when detailed directives and/or arrangements of the Stock Exchange Clearing House’s Bylaws are issued regarding the voting in general assemblies of companies incorporated outside of Israel and are issued in the Tel Aviv Stock Exchange Ltd, the instructions and/or arrangements as mentioned will apply subject to the appropriate laws of the State of Delaware.

[q]	The Bond Holders will be entitled to participate in and vote in any General Assembly through his representative. In all Bond Holders Votes, the voting will be conducted by the number of votes cast, and that any Bond Holders or his representatives will be entitled to one vote each for every 1 NIS nominal value of the nominal Fund of Bonds still unpaid from which he is entitled to vote. In case on Co Holders, only the first of the registered requester will receive a vote, whether he himself or through his emissary.

[r]	A Bond Holder or his emissary will be entitled to vote for part of his votes for a particular proposal, and for part of his votes against, for part to abstain, anyway he thinks is right.

[s]	The Trustee participating in the General Assembly at the Company’s invitation will participate with no voting rights.

[t]	The required majority to reach a normal decision for the General Assembly is the simple majority of the number of votes represented in the ballot and the voters voted for or against. The required majority to reach a special decision for the said Assembly in the above section [n] is a majority of no less than 75% of the votes cast in the above-mentioned ballot.

[u]	A decision to modify the Deed of Trusteeship will be reached by a special decision subject the instructions of law.

[v]	The Chairman’s declaration that the decision has been reached or rejected and the recording of the matter in the Assembly’s minutes will serve as irrefutable evidence of the fact.

[w]	The Letter of Appointment appointing an emissary will be in writing and signed by the appointer or by his representative that he has the authority as proscribed in writing. If the appointer is a corporation, the appointment will be made by written authorization and lawfully signed by the corporation along with a notarized authorization to the validity of the signature. An emissary does not himself have to be a Bond Holder.

[x]	A vote cast in accordance to the conditions of the document appointing the emissary will be valid even if the prior to the demise of the appointer or if declared incompetent or if the letter of appointment is nullified or if the Bond for which the vote was given is transferred, unless notification of such is received at the Company’s registered offices prior to the date of the Assembly in writing regarding the demise, decision of incompetence, the nullification or transfer abovementioned, whichever is relevant.

[y]	Any corporation as an owner of Bonds, is entitled to by written and lawfully signed authorization grant Power of Attorney to any person it sees fit to act as its representative in any Bond Holder’s Assembly, and the person authorized to so act will be entitled to act on behalf of the corporation he represents.

[z]	The Assembly’s Chairman will ensure the taking of minutes of all discussion and decisions of all Bond Holders General Assemblies, and to record them in the minute’s book of the Bond Holders General Assemblies. All minutes signed by the Assembly’s Chairman in which decisions were reached and discussion were held, or by the chairman of the next Assembly, will serve as proof for matters recorded therein, and for as long as it has been proved otherwise, any decision reached by the Assembly will be considered as being lawfully received.

[aa]	A person or people appointed by the Trustee, company secretary or any person or other people that are authorized by the company, will be entitled to be present at Bond Holders Assemblies.

[bb]	The Trustee will examine the need for the convening of the Category Assemblies in which there exist cases of different interests amongst the Bond Holders, and according to the relevant circumstances. The Company and the Trustee will act to convene Category Assemblies of Bond Holders according to instructions of law, judgment, instruction of the Stock and Equities Law and regulations and directives derived from them.

[cc]	The company declares that the manner of voting by Letters of Appointment and/or Power of Attorney as mentioned above, does not contradict the instruction of law in the USA in connection with the voting in Assemblies.

TopSpin Medical, Inc.
Third Addendum
Taxation of the proposed securities for private placement
Whereas, within the scope of the aforementioned issue, the Company will issue a series of (A Series) bonds as set forth in clause 2 of this trust deed, and also a series of up to 25,000,000 warrants (Series 2), so that every bond holder (Series A) who will purchase from the company 2 (A Series) bonds will be entitled to receive from the Company, free of charge, 1 (one) warrant (Series 2) for every 2 (A Series) bonds that he holds, referring to the taxation arrangement introduced herein below, which is in respect of the (A Series) bonds and in respect of the warrants (Series 2).
1.	Taxation in Israel

On the 25th of July 2005 a law was passed in the Knesset to amend the income tax act (No. 147) of 2005 (“the Amendment”). The amendment was published in the records on the 10th of August 2005 and became effective on the 1st of January 2006. The amendment substantially changes the directives of the income tax act (new version) of 1961 (“the order”), as it relates to the taxation of securities traded on the Stock Exchange. Furthermore, as of the date of signing this writ, not all of the regulations that are expected to be published as a result of the amendment have been made known. Additionally, as of the date of signing this writ, there is no accepted practice regarding part of the directives of the amendment, nor are there any rulings clarifying the new amended tax directives.

According to the law that is presently valid in Israel, the taxation arrangements that apply to the securities that are proposed (including shares that will result from the conversion of (A Series) bonds and realization of warrants (Series 2)), are described in the following summary:
(a)	Capital gain from sale of the proposed securities
In accordance with clause 91 of the order, eal capital gain from the sale of securities (including proceeds), by an individual who is a resident of Israel, is taxable at a marginal rate of tax for an individual in accordance with clause 121 of the order, but at a rate that will not exceed 20%, and will demonstrate capital gain at the highest level on the taxable earnings scale. This, except in respect of sale of securities by an individual who is “a substantial shareholder” in a company, that is, he who holds, directly or indirectly, by himself or together with another (as this term is defined in clause 88 of the order) at least 10% or more of the means of control in the company – on the date of sale of the securities or on any date whatsoever during the 12 months that proceeded such sale, when the rate of tax in respect of real capital gain held by him will not exceed 25%. Furthermore, regarding an individual who claimed real interest expenses and linkage differential for the securities will be charged realistic capital gain from sale of the securities, at a 25% rate of tax, until the determination of directives and conditions for deducting real interest expenses according to clause 101a (a) (9) of the order.

An association of individuals will owe tax on real capital gain from the sale of securities at the rate of tax for companies, which will decrease gradually until a rate of 25% in the tax year 2010 onward (31% in the 2006 tax year, 29% in the 2007 tax year, 27% in the 2008 tax year and 26% in the 2009 tax year). An association of individuals to whom no directives of chapter B of the income tax law apply (in accordance with inflation) — 1985, or clause 130a of the order, prior to the date of publishing the amendment, will owe tax at a rate of 25% in respect of real capital gain, as aforesaid, as of the 1st of January 2006, onwards.

Upon sale of shares that are traded on the Stock Exchange, which originate from (A Series) bonds, traded on the Stock Exchange and which have been converted to shares, will be shown at the original price of these shares (for the purpose of calculating capital gain), the original price of the bonds (Series A) will be shown as betterment expenses for the payment that was paid (if it was paid) in exchange for converting them into shares. Moreover, for the purpose of taxation, the date of the purchase of the aforesaid shares will be the date of purchasing the (A Series) bonds.

On sale of the shares, traded on the Stock Exchange, which originate with warrants (Series 2) traded on the Stock Exchange that have been realized for shares, the original price of these shares will be shown (for the purpose of calculating capital gain); the original price of the warrants will be shown as betterment expenses for the payment that was paid in respect of the realization of the warrants (Series 2) into shares. Also, for tax purposes, the date of the purchase of the shares as aforesaid will be shown as the date of purchasing the warrants (Series 2).

In rule 4 of the income tax ordinance (calculation of capital gain on the sale of securities traded on the Stock Exchange, government loan or a unit in a trust fund) — 2002, it is determined that in proceeds of bonds traded on the Stock Exchange, for which discount fees are also paid, the payment of proceeds will be shown as payment with the addition of the discount fees, should all of the following have taken place: (1) the capital gain from the sale of bonds is not exempt from tax; (2) on the date of proceeds there is a capital loss; and (3) the proceeds are not in the hands of a controlling owner or in the hands of whoever holds the bonds from the date that they were allocated or were issued, all of which up to the amount of the capital loss. The discount fees that are seen as payment in accordance with these directives will not be considered as earnings in accordance with clause 2(4) of the order.

The trust fund is exempt as are pension funds and entities that are tax exempt according to clause 9(2) of the order, exempt from tax in respect of capital gains from the sale of securities as aforesaid. On earnings from trust funds, owed from the sale of securities, a rate of taxation will apply starting with the income of the individual, for whom the earnings do not constitute income from “business”.

Regarding the offset of losses from the sale of the proposed securities, as of the 2006 tax year more as a general offset of capital loss that was in the tax year of the sale of the security in exchange for capital gains and property betterment and also in exchange for profits from the sale of securities, that are or are not traded, Israeli or foreign, and in addition, in exchange for interest and dividend that were paid for that same security or in respect of other securities (on the condition that the rate of tax that applies to the interest or on the dividend as aforesaid will not exceed

25%), in that same tax year. Offset of losses will be performed by way of offsetting the capital loss against capital gains or earnings from interest or from dividend as aforesaid.

On the matter of deducting tax at source from real capital gain for the sale of the proposed securities, in accordance with the income tax ordinance (deduction from the exchange, from the payment or from the capital gain from the sale of security, from the sale of a trust fund unit, or future transaction) 2002, the remunerator owes the seller in exchange for the sale of securities traded on the Stock Exchange, tax will be deducted at a rate of 20% of the real capital gain when the seller is an individual, and at a rate of 25% when the seller is an association of individuals. And that, subject to confirmation of exemption from deduction of tax at source, and subject to offset of losses that the deductor is permitted to perform at source. Also, tax will not be deducted at source for pension funds, trust funds and additional entities that are exempt from deduction of tax at source, in accordance with law. It will be stated that, if on the date of sale no deduction of tax at source from real capital gain was made, the directives of clause 91(d) will apply to the order on the matter of reporting, and on the payment of advances in respect of the aforesaid sale. However, on capital gain from the sale of securities prior to it being registered on the Stock Exchange, tax at a rate of 30% will be deducted, and that in accordance with and subject to the income tax ordinance (deduction from payment in respect of services or properties) — 1977. In general, taxes that are paid in the United States in respect of sale of securities that are proposed, will be permitted as credit in exchange for tax that is paid in Israel in accordance with the directives of the order and the charter (as defined in clause 2 below).

See clause 2.6 below regarding federal taxation in the United States and directives of the charter in respect of sale of the proposed securities.

(b)	The rates of taxation that will apply on earnings from dividend in respect of company shares.

In general, dividend is taxable at a rate of 20% for an individual who is a resident of Israel, except in respect of an individual who is a substantial shareholder in the company on the date when the dividend was received, or on any date whatsoever during the 12 months that preceded, in which case the rate of tax in that respect will be 25%. The rate of tax regarding dividend held by companies that are resident in Israel will generally be a rate of 0%, except for dividend originating from outside of Israel, or dividend originating from earnings that were issued, or that developed outside of Israel, and then the rate of taxation is 25%. Dividend held by a trust fund is liable in accordance with the rate of taxation that applies to an individual.

A trust fund is exempt, as are pension funds and other entities that are exempt from taxation in accordance with clause 9(2) of the order, and will be exempt from tax in respect of the dividend as aforesaid.

The company will deduct tax at source on distribution of the dividend, in accordance with the income tax regulations (maximum deduction, from dividend and from certain profits) — 2005 (“deduction regulation”).

See clause 2.2 hereinafter regarding federal taxation in the United States and directives of the charter relating to dividend in respect of the company’s shares.

(c)	The rate of taxation that will apply on interest of earnings from bonds

In accordance with clause 125c(b) of the order, an individual will be required to pay tax at a rate of 20% on interest or discount fees that have developed starting from the 1st day of January 2006, and which originate from bonds that are fully linked to the index, and will show these earnings as a higher rate on the scale of income that is liable. The aforesaid rate of taxation will not apply if, inter alia, one of the following conditions exists: (1) the interest is income from “business” according to clause 2(1) of the order, or that is registered in the accounting ledgers of the individual, or is liable for registration as said: (2) the individual claimed deduction of interest expenses and linkage differential for security; (3) the individual is a substantial shareholder in the company that pays the interest. In the instances as said, the individual will be obligated for taxation on interest or on discount fees at a marginal rate of tax of the individual in accordance with clause 121 of the order.

The rate of tax that applied to the interest earnings or the discount fees of the association of individuals resident in Israel which is not an association of individuals that is directed in clause 9(2) of the order, apply on the determination of his earnings, except on the matter of clause 3(h) of the order in respect of interest that has accrued, and which originate from bonds that are traded on the Stock Exchange, which is a rate of companies tax, that will be gradually decreased until a rate of 25% during the 1010 tax year onwards (31% during the 2006 tax year, 29% during the 2007 tax year, 27%during the 2008 tax year and 26% during the 2009 tax year).

Trust funds are exempt as are pension funds and entities that are exempt from taxation in accordance with clause 9(2) of the order, exempt from tax in respect of the earnings of interest or said discount fees, subject to directives of clause 3(h) of the order on the matter of interest that has accrued during the period of the holding by another. On the earnings of trust fund, a rate of taxation owed on interest or from discount fees will apply, starting with the earnings of an individual for whom the earnings do not constitute earnings from “business”.

On the proceeds of bonds linked to the index, linkage differential will be shown as a part of the value, and the directives of the order will apply in respect of calculating the capital gain, as set forth above.

As said above, starting from the 2006 tax year, capital loss in the tax year from the sale of security will be deducted also in exchange for earnings from interest (including discount fees) for that same security or in respect of other securities (on the condition that the rate of tax that applies to the interest or dividend as said will not exceed 25%).

In accordance with the deduction regulations, the payer owes the individual interest (as it is defined in the abovementioned regulations), that is paid on bonds that are traded on the Stock Exchange, and which are fully-linked to the consumer price index or to foreign currency, and tax will be deducted from it at a rate of 20% in respect of an individual who is not a substantial shareholder in the company that is paying the interest, in accordance with the maximum marginal rate of tax according to clause 121 of the order in respect of an individual who is a substantial shareholder in the company that is paying the interest, and in accordance with the rate of company tax with regard to an association of individuals.

The company will, at source, deduct the tax payments which it is required to deduct at source, from the payment of interest that will be paid by it to holders of bonds, except in respect of entities that are exempt from deduction of tax at source, as said, in accordance with law. On the dates of settlement of bonds fund the company will deduct tax at source for discount fees, as set forth above.

(d)	The calculation of discount for the (Series A) bonds

Since as long as the bonds are not listed in the Stock Exchange, then: (a) the (Series A) bonds cannot be converted into shares of the

Company and (b) the (Series 2) warrants cannot be exercised into shares of the Company, the company intends to attribute no portion of the private placement to the (Series 2) warrant and to the capital part of the (Series A) bond. Accordingly, the discount for the (Series A) bond will be calculated by the difference between the par value of a (Series A) bond and the consideration for a (Series A) bond, which is 5%.

If the (Series A) bonds shall be listed on the Stock Exchange, an additional discount will be added due to attributing a portion of the private placement consideration to the (Series 2) warrant and the capital portion of the (Series A) bond. These attributions will be made based on the relative values of the securities, as determined by the average market price of each of the securities at the end of each of the first three trading days after the listing for trade. Then, the attribution of that portion of the private placement consideration related to the (Series A) bonds for both of the equity portion and the debt portion of the (Series A) bonds, will be done by Israeli GAAP number 22 financial instruments: disclosure and presentation. The discount that is calculated in respect of each of the (A Series) bonds will be determined in accordance with the difference between the par value of the (A Series) bond, and between the portion of the private placement attributed to the debt in the (A Series) bond.

The company will deduct tax at source from payments of the fund that are ascribed for discount, as is required in accordance with the deduction regulation, according to the rates of the discount that have been so calculated. In the event that, in accordance with the requirements of the competent authority, the company will be required to ascribe a different value to the bond (Series A), the company will notify in this regard to the holders of the bond (Series A).

In the case of issuance of additional (A Series) bonds in the future, at a rate of discount that is different from the rate of discount that will be determined in respect of the issue of the bond (Series A) in accordance with this writ, the company will appeal to the tax authority in order to receive their agreement that the matter of deduction of tax at source from the interest in respect of the (A Series) bonds will determine one uniform rate of discount for the bonds of the series, according to the formula that will weigh the various rates of discount (including absence of discount, should this be relevant) of (A Series) bonds that were issued from within the series (“rate of weighted discount”). In the event that such agreement as aforesaid will be received, the company will calculate the rate of the weighted discount for all of the bonds of the series, and will immediately publish a report, prior to expanding the series as aforesaid, of the rate of the additional weighted discount, uniform for the entire series, and will deduct tax on the dates of the proceeds of the bonds from the series in accordance with the rate of the weighted discount and in accordance with directives of law. In the event, as stated, that the rest of the directives of law that refer to taxation of discount fees will apply. And if the aforesaid agreement will not be received from the tax authority, the company will deduct tax at source from the discount fees with regard to the entire series of (A Series) bonds in accordance with the highest rate of discount that was produced in regard to this series. In this case, the company will immediately publish, in a report prior to expanding the series as said, the rate of discount that has been set in regard to the entire series, as aforesaid. The company will deduct tax at source at the time of proceeds from the (A Series) bonds, in accordance with the rate of discount that will be reported, as has been said, and in accordance with directives of law.

In the case of increasing the series of (A Series) bonds, for any reason whatsoever, and should the rate of discount that will be determined within the framework of issuing (A Series) bonds be higher than the rate of discount of the series prior to expanding the series, there might be instances in which the company will deduct tax at source in respect of discount fees at a rate that is higher than the discount fees that will be determined for whomever holds (A Series) bonds prior to expanding the series (“surplus discount fees”), and this, whether the agreement has been received from the tax authorities to determine a uniform rate of discount for the series, or not. A tax-payer who holds the (A Series) bonds prior to the expansion of the services, and until settlement of the bonds that are held by him, will be entitled to submit a tax report to the tax authorities and to receive rebate of the amount of tax that was deducted from the surplus discount fees, just as he is entitled to rebate as said in accordance with law.

See clause 2.1 hereunder regarding federal taxation in the United States, and directives of the charter relating to interest paid in respect of the bonds.
2.	Federal Taxation in the United States

This clause summarizes the various tax implications of the revenue tax and the federal inheritance tax in the United States on property, the holding and sale of the proposed securities (“the (A Series) bonds”), including regular shares of the company (in the case of bond conversion), warrants for the purchase of regular shares of the company, and regular shares that were purchased when realizing warrants (together, “the proposed securities”). This clause is relevant only and if it is for “an Israeli holder” (as defined hereinafter), who holds the proposed securities as a capital asset for the purchase of tax in the United States. This clause does not constitute a complete description of all of the possible tax implications.

This clause is based on the compilation of American tax laws of 1986, as it has been amended (“the compilation”), the legislative history of the compilation, existing or proposed regulations, the charter between the government of the United States and the government of Israel regarding taxation on income that was signed on the 20th day of November 1975, as it has been amended in the protocols dated 30th May 1980 and of the 26th January 1993 (“the charter”), the decisions of the tax authorities and the courts of law in the United States as they have been published, all of them as they are, and valid as of the date of signing this writ. These laws are subject to changes which might be made retroactively.

For the purpose of this clause, “Israeli holder” is any holder (including an Israeli association and an individual Israeli resident for the purpose of tax in Israel) which is a resident of Israel for the purposes of the charter, entitled to benefits by power of the charter, is the beneficiary of the proposed securities unless he is one of the following: (a) a citizen or a resident of the United States; (b) a prior citizen or resident of the United States and subject to special rules in accordance with clause 877 of the compilation; (c) a corporation that has incorporated according to the laws of the United States or one of the states within the United States; (d) trusteeship that is subject both to supervision of the United States Court of Law, and also that all of the fundamental decisions therein are under American control, one or more, or that have been chosen in accordance with the Treasury regulations of the United States, to be American; or (e) inheritance, the revenue from which is subject to revenue tax in the United States without taking into consideration the source of the revenue. This clause does not discuss all of the tax implications that might be relevant for the Israeli holders in light of the special circumstances, or whereas they are subject to special laws, including, inter alia, banks, insurance companies, individuals who have received the proposed securities by means of realizing options for employees or as compensation, and Israeli corporations that hold (directly or indirectly) at least 10% of the voting power of the company. Also, this section does not discuss the aspects of local or state tax and the implications of tax that are not American.

For Israeli holders who are considering the purchase of the proposed securities, it is recommended to consult with their tax consultants regarding the incidence of the laws of revenue tax and federal inheritance tax in the United States, on the specific circumstances and regarding the implications of the state tax laws and the local taxation, foreign tax laws (not American) and the incidence of the charter.
2.1	Interest paid in respect of bonds

Interest paid in respect of bonds to Israeli holders will not be subject to deduction of federal tax at source in the U.S.A., and instead of that, “exemption of interest from passive earnings” will apply, namely:
[a]	The Israeli holder does not hold, directly or indirectly, in fact or by the power or 10% or more of the total voting rights for each of the share types:

[b]	The Israeli holder is not:
[1]	A controlling foreign company connected with the company by means of share holdings; or

[2]	A bank who received the bonds by means of providing credit in accordance with a loan agreement that was signed during its normal transactions; and so
[c]	The beneficiary of the bonds provides his name and address and confirms, subject to punishments that have been determined by law on the matter of giving false witness, that he is not a resident of the U.S.A., in accordance with the documentary requirements that will be set forth herein below (“documentary requirements for the purpose of reduced tax deduction or exemption from tax deduction”).
Interest that is paid to the Israeli holder, and to whom the exemption of interest from passive earnings does not apply, and that he has no business or trade effectively connected with the United States, will be liable for deduction of American federal revenue tax at source at a rate of 30%. In a situation where the Israeli holder is entitled to benefit from the benefits of the charter and meets the documentary requirements that have been set forth herein, the rate of deduction at source will be 17.5% (or 10% in the case of certain Israeli financial institutions).

Special directives will apply in a situation in which the interest will be calculated as connected to business or trade by the Israeli holder in the United States. See the discussion regarding “earnings connected effectively to the United States” hereunder.

2.2	The dividends paid regarding shares of the company

Except as detailed herein below, the dividends paid to Israeli holders of regular shares (for instance, regular shares issued at the time of bond conversion), on the assumption that the company has “earnings and profits” (as they are defined in the compilation) current or cumulative, are subject to deduction of American federal revenue tax at source at a rate of 30% or at a reduced rate of tax of 25% according to the charter. In order to enjoy reduced rates of tax in the charter, the Israeli holder must meet the documentary requirements that are detailed herein. Special directives, that are detailed below, will apply in cases where the dividends “effectively connected” to the business or trade that the Israeli holder has in the United States.

2.3	Interest, dividends and capital gains connected with business or trade in the United States.

If interest that is paid in regard to bonds, dividends that are paid in respect of the regular shareholdings of the company or profit from sale of proposed securities connected to the business or trade by the Israeli holder in the United States and the interest, the dividends and profit as said are attributed to a permanent institution (as it is defined in the charter) of the Israeli holder in the United States, these payments will be subject to federal revenue tax in the United States at the regular rates that apply to United States residents, and additionally, in the case of an Israeli holder who is a corporation, to subsidiary profits tax of 30% (or a rate of 12.5% according to the charter) applicable to earnings after tax (amendable) which is effectively connected to activities of the business or the trade in the United States, and are not invested and left in the business of the Israeli holder in the United States.

Interest and dividend payments that are connected with the business or the trade of the Israeli holder in the United States are exempt from deduction of tax at source, as long as the Israeli holder has provided an American revenue tax form W-8ECI.

Regarding the commitment of the Company not to distribute dividends until the deposit of its securities with The Depository Trust Company (DTC) or until finding another arrangement approved by the Stock Exchange, see section 2.2.7.5 of the Company prospectus published on August 25, 2005.

2.4	Documentary requirements for the purpose of reduced tax deduction or exemption from deduction of tax.

Also if the Israeli holder is eligible for a reduced rate of tax or exempt from deduction of tax, whether by power of the charter or if according to internal law in the United States, in general tax at a rate of 30% will be deducted at source on payments of interest or dividends, unless the Israeli holder has provided the company or the body through which he trades shares (broker, etc.), on the matter of the payments:
[a]	A valid American W-8BEN tax form (in the case of payment of revenue that is effectively connected to the United States, form W-8CEI) or another acceptable substitute form according to which the Israeli holder confirms, subject to punishments as determined by law regarding giving false testimony, (or in the case of an Israeli holder who is a partnership, inheritor or trustee, these forms confirm that each partner in the partnership, or the beneficiary of the inheritance or of the trusteeship), that is not American and which confirms his entitlement to a reduced rate of tax according to the charter (or the exemption) with regard to these payments; or

[b]	In a case where these payments have been effected outside of the United States to a foreign account (in general, an account which is held by the Israeli holder in an office or branch of the bank or other financial institution in any location which is outside of the United States), the Israeli holder can provide either the W-8BEN form or other documented proof which establishes the entitlement of the Israeli holder to a reduced rate of tax according to the charter in accordance with the regulations of the American Treasury.

If the regular shares are held by a financial institution, the Israeli holder is required to provide the abovementioned documents (or other acceptable document in accordance with United States law) to the said financial institution in order that he can request benefit according to the charter, and it is up to the financial institution to provide the proper authorizations to the company or the entity through which the shares are traded, regarding the matter of the payments.
2.5	Conversion of bonds

The Israeli holder who converts the bonds into regular shares will have no growth, profit or loss of income, except for profit or loss that emanate from receipt of cash in exchange for share fractions. Cash received in exchange for share fractions might create profit which will be subject to the explicit directives herein below regarding sale and/or transfer, by any other means, of the proposed securities. The general correlated basis of the Israeli holder of regular shares will be equal to the correlated basis of the Israeli holder of bonds (after deducting the relative portion of the share fractions for which he receives cash), and the period that an Israeli holder will hold a share will include the period for which he holds the bond.

2.6	Capital profits from sale and/or transfer of the proposed securities by any other means

In general, the Israeli holder is not subject to federal revenue tax in the United States for profits from sale and/or transfer of the proposed securities by any other means (including a component of regular shares or a component of warrants or both), unless:
[a]	The aforesaid profit is connected to business or trade by the Israeli holder in the United States, unless the Israeli holder is a resident of Israel for the purpose of the charter, the profit connected to a permanent institution (as it is defined in the charter) of the Israeli holder in the United States (in this case the special directives, as detailed herein below, will be applicable).

[b]	The Israeli holder is an individual, holding the proposed securities as a capital asset, who has been in the United States for 183 days or more during the tax year during which the sale took place, and certain additional conditions exist; or

[c]	The company is or was an American Real-Estate Holding company for the purpose of federal revenue tax for any time whatsoever during the period of five years ending on the date of the sale, unless certain exceptions exist.
The company is not, was not in the past and does not expect that in the future it will become an American Real-Estate Holding company for the purpose of federal revenue tax in the United States.

With regard to taxation of capital gains connected effectively with the United States, see “Interest, dividends and capital gains connected with business or trade in the United States” aforementioned. Regarding capital gains for an individual who has been in the United States for 183 days or more during the tax year, this individual will, in general, be obligated for American federal revenue tax of 30% on profits from an American source in excess of losses from an American source for that same year.

2.7	Realization and expiration of warrants

Realization of warrants by an Israeli holder does not constitute a tax event for the purposes of federal taxation in the United States. Instead, the price that is paid by the Israeli holder for realizing the warrant will be added to the basic cost, for tax purposes, of the shareholder that resulted from the realization. Loss that results from the expiration of warrant will constitute a capital loss as long as the loss that occurred resulted from the share which had resulted from the realization of the option which constituted a capital loss for the holder.

2.8	Federal inheritance tax

Generally, regular shares held by an Israeli individual at the time of his death and warrants held by an Israeli individual at the time of his death will be included in the inheritance of the holder for the purpose of federal inheritance tax in the United States. The United States and Israel have not signed an inheritance tax charter.

2.9	Deduction of tax at source for the purpose of backup withholding and the obligation to report
2.9.1	Certain payments of interest, dividend and exchange for sale of securities reports must be reported to the tax authorities in the United States. If the recipient of said payments (who does not benefit from special exemption) does not confirm his identification number for the purpose of tax on the required form (for instance, tax form W-8BEN) or if there are other conditions, the payer of the payments is required to deduct tax from these payments at source, as backup (presently at a rate of 28%).

Payments of interest on bonds and dividends on regular shares that are paid to an Israeli holder are not generally subject to deduction of tax at source for the purpose of backup, and so payments of exchange for sale of the proposed securities paid to an Israeli holder by a broker are not subject to the obligation of reporting and deduction of tax at source for the purpose of backup, and this on condition that the Israeli holder confirms his standing as a foreigner for the purpose of tax (not American) (certain methods of proving the position of foreigner are detailed in clause “documentary requirements for the purpose of reduced tax deduction or exemption from tax deduction” above). It is up to the company to report once a year to the tax authorities in the United States about all interests and dividends that are paid to each holder who is not American, and about the tax that was deducted at source for them (if deduction was made, since as of the date of this Deed the tax rate is 0%). According to the charter, copies of said reports might be placed at the disposal of the tax authorities in Israel.

2.9.2	Israeli investors purchasing the securities offered in the Private Placement, will be required, as a condition for purchase, to fill with the member of the Stock Exchange, through which it purchased the (Series A) bonds, a W-8BEN IRS form. The Company undertakes to send a copy of that form to the Registration Company. In addition, the Company will send a copy of that form to the Stock Exchange clearing house if the Stock Exchange clearing house will require.

2.9.3	For the avoidance of doubt it is clarified that an Israeli holder not filling the W-8 BEN IRS form, will be considered a US holder for the purpose of tax deduction in the source in the US.

2.9.4	In the case detailed in 2.9.3 above, and also in a case where an Israeli holder (in this section “the holder”) is subject to a tax payment in a rate different than 0%, the holder will send an order to withdraw the (Series A) bonds and (Series 2) warrants (in case he owns (Series 2) warrants), through the member of the Stock Exchange clearing house, through which he holds the (Series A) bonds and (Series 2) warrants. In addition, the Company will issue an amended (Series A) bond certificate (excluding the abovementioned (Series A) bonds) and an amended (Series 2) warrant certificate (excluding the abovementioned (Series 2) warrants) on the name of the Registration Company. If such withdrawal order will not be received by the Stock Exchange clearing house, the Stock Exchange clearing house will not transfer to the holder the interest payment, unless otherwise agreed with the Stock Exchange clearing house.
2.10	Additional operational requirements

The Company will transfer to the Stock Exchange clearing house and the Registration Company every year no later than December 15 of each of the years 2007 to 2009 (inclusive) a draft of 1042 form together with the distribution of different payments the holders of (Series A) bonds are entitled to get from the Company, through the Registration Company and the Stock Exchange clearing house, in accordance with the terms of the (Series A) bond and this Deed, including interest payments, as required by law. The Company will send the Stock Exchange clearing house and the Registration Company a final draft of the 1042 form, as agreed by the Stock Exchange clearing house, by January 15 of each of the years 2008 to 2010 (inclusive).
This clause, which discusses the considerations of federal revenue tax and inheritance tax in the United States, is intended to provide general information only. This information is not tax consultancy.

This clause is limited to matters that have been discussed herein above. There might be other subjects that have not been discussed in this clause and which might affect American federal revenue tax regarding the proposed securities.

Moreover, the above-said is not intended to serve and cannot serve for all investors for the purpose of avoiding fines under federal taxation laws in the United States, or state or local tax laws in the United States. The above-said is written in support of recommendation, promotion or marketing of the proposed offering of securities to the public.

It is up to the investor to consult with his tax consultant with regard to the specific implications of federal, state or local taxation in the United States, as well as the implications of foreign tax in respect of the purchase, the holding and the sale of the proposed securities, including the implications of any proposed changes in the said laws.